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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The Dun & Bradstreet Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 24, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of The Dun & Bradstreet Corporation on Tuesday, May 6, 2008, at 8:00 a.m. at The Hilton Short Hills, 41 JFK Parkway, Short Hills, New Jersey.

The Notice of Annual Meeting and Proxy Statement accompanying this letter more fully describe the business to be acted upon at the meeting. Our Annual Report on Form 10-K for the year ended December 31, 2007 is also attached.

We are pleased to take advantage of the new U.S. Securities and Exchange Commission rules that allow companies to electronically deliver proxy materials to their shareholders. We believe that this new process will allow us to provide our shareholders with the information they need while lowering printing and mailing costs, reducing the environmental impact of our annual meeting, and more efficiently complying with our obligations under the securities laws. On or about March 24, 2008, we mailed to our beneficial shareholders a Notice containing instructions on how to access our 2008 Proxy Statement and Annual Report and vote online. Registered shareholders will continue to receive a printed copy of the Proxy Statement and Annual Report by mail.

Whether or not you plan to attend the meeting, your vote is important. In addition to voting in person, shareholders of record may vote via a toll-free telephone number or over the Internet. Shareholders who received a paper copy of the Proxy Statement and Annual Report by mail may also vote by completing, signing and mailing the enclosed proxy card promptly in the return envelope provided. If your shares are held in the name of a bank, broker or other holder of record, check your proxy card to see which of these options are available to you.

On behalf of our Board of Directors, thank you for your continued support of D&B.

Sincerely,

Steven W. Alesio Chairman and Chief Executive Officer

Notice of 2008 Annual Meeting of Shareholders

The 2008 Annual Meeting of Shareholders of The Dun & Bradstreet Corporation will be held on Tuesday, May 6, 2008, at 8:00 a.m. at The Hilton Short Hills, 41 JFK Parkway, Short Hills, New Jersey. The purpose of the meeting is to:

1.	Elect three Class II directors for a three-year term;

2.	Ratify the appointment of our independent registered public accounting firm; and

3.	Transact such other business as may properly come before the meeting. We know of no other business to be brought before the meeting at this time.

Only shareholders of record at the close of business on March 10, 2008, will be entitled to vote at the meeting.

By Order of the Board of Directors,

Jeffrey S. Hurwitz

Senior Vice President, General Counsel and Corporate Secretary

Dated: March 24, 2008

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE. IN ADDITION TO VOTING IN PERSON, SHAREHOLDERS OF RECORD MAY VOTE VIA A TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET AS INSTRUCTED IN THESE MATERIALS. IF YOU RECEIVED THE PROXY STATEMENT BY MAIL, YOU MAY ALSO VOTE BY COMPLETING, SIGNING AND MAILING THE ENCLOSED PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED. PLEASE NOTE THAT IF YOUR SHARES ARE HELD BY A BROKER, BANK OR OTHER HOLDER OF RECORD AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A LEGAL PROXY FROM THAT RECORD HOLDER.

i

Page
REPORT OF THE COMPENSATION & BENEFITS COMMITTEE	40
SUMMARY COMPENSATION TABLE	41
GRANTS OF PLAN-BASED AWARDS TABLE	43
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE	45
OPTION EXERCISES AND STOCK VESTED TABLE	46
PENSION BENEFITS TABLE	47
NON-QUALIFIED DEFERRED COMPENSATION TABLE	50
OVERVIEW OF EMPLOYMENT, CHANGE IN CONTROL AND SEVERANCE ARRANGEMENTS	52
Employment Agreement with Steven W. Alesio	52
Change in Control Agreements	54
Severance Arrangements	54
Detrimental Conduct Program	56
Potential Post Employment Compensation Table	56
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	59
OTHER MATTERS	59
INFORMATION CONTAINED IN THIS PROXY STATEMENT	59
SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING	59

SCHEDULE I—RECONCILIATION OF REPORTED TOTAL AND CORE REVENUE TO TOTAL AND CORE REVENUE BEFORE THE EFFECT OF FOREIGN EXCHANGE AND BEFORE THE IMPACT OF ACQUISITIONS INCLUSIVE OF THE ITALIAN REAL ESTATE BUSINESS

SCHEDULE II—RECONCILIATION OF REPORTED EARNINGS PER SHARE TO EARNINGS PER SHARE BEFORE NON-CORE GAINS AND (CHARGES) INCLUSIVE OF THE ITALIAN REAL ESTATE BUSINESS
SCHEDULE III—RECONCILIATION OF REPORTED OPERATING INCOME TO OPERATING INCOME BEFORE NON-CORE GAINS AND (CHARGES) INCLUSIVE OF THE ITALIAN REAL ESTATE BUSINESS
EXHIBIT A—AUDIT COMMITTEE CHARTER

ii

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors of The Dun & Bradstreet Corporation is soliciting your proxy for use at the Annual Meeting of Shareholders to be held on May 6, 2008. On or about March 24, 2008, we mailed to our beneficial holders a Notice containing instructions on how to access the proxy materials on the Internet, and we mailed to our registered shareholders a printed copy of the proxy materials. Our principal executive offices are located at 103 JFK Parkway, Short Hills, New Jersey 07078-2708, and our main telephone number is 973-921-5500. D&B is listed on the New York Stock Exchange, or NYSE, with the ticker symbol DNB.

Notice of Internet Availability of Proxy Materials

In accordance with the “notice and access” rule recently adopted by the U.S. Securities and Exchange Commission, or SEC, we are making the proxy materials available to all of our shareholders on the Internet and we are mailing to our beneficial holders a “Notice of Internet Availability of Proxy Materials” containing instructions on how to access our proxy materials and how to vote on the Internet and by telephone. We are mailing to our registered shareholders a printed copy of our proxy materials. If you received a Notice of Internet Availability of Proxy Materials and would like to receive a printed copy of our proxy materials, free of charge, you should follow the instructions for requesting such materials included in the Notice.

Annual Meeting Admission

To attend the Annual Meeting, you will need an admission ticket or other evidence of stock ownership as of the record date. Only shareholders of record as of the record date will be entitled to attend the meeting.

Registered shareholders. If you are a registered shareholder and you plan to attend the Annual Meeting in person, please bring your admission ticket attached to the proxy card or other evidence of stock ownership as of the record date.

Beneficial holders. If your shares are held in the name of a bank, broker or other holder of record (in “street name”) and you plan to attend the Annual Meeting in person, please bring your Notice of Internet Availability of Proxy Materials or other evidence of stock ownership as of the record date. You may also obtain an admission ticket in advance of the meeting by sending a written request, along with evidence of stock ownership as of the record date, such as a bank or brokerage account statement, to our Corporate Secretary at the address of our principal executive offices noted above.

Who Can Vote

Only shareholders of record at the close of business on March 10, 2008 are eligible to vote at the meeting. As of the close of business on that date, there were 56,344,148 shares of our common stock outstanding.

How to Vote

In addition to voting in person at the meeting, shareholders of record can vote by proxy by calling a toll-free telephone number, by using the Internet or, for shareholders who received a printed copy of the proxy materials, by mailing a completed and signed proxy card. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting by telephone or the Internet should understand that there may be costs associated with voting in these manners, such as usage charges from telephone companies and Internet service providers, which must be borne by the shareholder.

A proxy that is signed and returned by a shareholder of record without specifications marked in the instruction boxes will be voted in accordance with the recommendations of the Board of Directors, as outlined in this proxy statement. If any other proposals are properly brought before the meeting and submitted to a vote, all proxies will be voted on those other proposals in accordance with the judgment of the persons voting the proxies.

Specific voting instructions are set forth below and can also be found on the Notice of Internet Availability of Proxy Materials and on the proxy card. If you received more than one Notice or proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each Notice and proxy card to ensure that all of your shares are voted.

Registered Shareholders

Vote by Telephone. Registered shareholders can vote by calling toll-free at 800-690-6903. Voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Vote on the Internet. Registered shareholders can vote on the Internet at the website www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded.

Vote by Mail. Registered shareholders can vote by mail by simply indicating your response on your proxy card, dating and signing it, and returning your proxy card in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to The Dun & Bradstreet Corporation, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717.

Beneficial Holders

If your shares are held in street name, the Notice mailed to you from the organization that is the record owner of your shares contains instructions on how to vote your shares. Beneficial holders that received a printed copy of the proxy materials may complete and mail the proxy card or may vote by telephone or over the Internet as instructed by that organization in the proxy card. For a beneficial holder to vote in person at the annual meeting, you must obtain a legal proxy from the record owner.

Revocation of Proxies

A shareholder of record can revoke a proxy at any time before the vote is taken at the Annual Meeting by sending written notice of the revocation to our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708, by submitting another proxy that is properly signed and bears a later date, or by voting in person at the meeting. All properly executed proxies not revoked will be voted at the meeting in accordance with their instructions.

Voting Shares in the D&B Plans

You will receive only one proxy card for all of the D&B shares you hold in your name in our Employee Stock Purchase Plan, or ESPP, and in the D&B Common Stock Fund of our 401(k) Plan or the Moody’s Corporation Profit Participation Plan, referred to as the PPP. If you are a current or former employee who currently has shares in the ESPP, 401(k) Plan or PPP, you are entitled to give voting instructions for the shares held in your account. Your proxy card will serve as a voting instruction card for the plans’ trustees.

For the 401(k) Plan or the PPP, if you do not vote your shares or specify your voting instructions on your proxy card, the plan’s trustee will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants of the 401(k) Plan and PPP, except as otherwise required by law. For the ESPP, the plan’s trustee will only submit voting instructions for the shares for which voting instructions have been received. To allow sufficient time for voting by the trustees of the plans, your voting instructions must be received by the applicable trustee by April 27, 2008.

List of Shareholders

The names of registered shareholders of record entitled to vote at the meeting will be available for inspection at the Annual Meeting and, for ten days prior to the meeting, at the office of our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708.

Householding Information

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Proxy Statement and Annual Report, unless one or more of the shareholders at that address notifies us that they wish to continue receiving individual copies. We believe this procedure provides greater convenience to our shareholders and saves money by reducing our printing and mailing costs and fees.

If you and other shareholders of record with whom you share an address and last name currently receive multiple copies of our Proxy Statement and Annual Report and would like to participate in our householding program, please contact Broadridge by calling toll-free at 800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of our Proxy Statement and Annual Report, please contact Broadridge as described above.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

Proxy Solicitation

Our directors, officers and employees may solicit proxies on our behalf by communicating with shareholders personally or by telephone, facsimile, e-mail or mail. We have also retained the firm of Morrow & Co., Inc. to assist in the solicitation of proxies for a fee estimated at $6,000 plus expenses. We will pay all expenses related to such solicitations of proxies. D&B and Morrow & Co. will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse them for reasonable out-of-pocket expenses.

Quorum and Voting Requirements

Our bylaws provide that a majority of the shares issued, outstanding and entitled to vote, whether present in person or represented by proxy, constitute a quorum at meetings of shareholders. Abstentions and broker “non-votes” are counted for purposes of establishing a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker has not received instructions from the beneficial owner and does not have discretionary voting power for that particular matter. Brokers are permitted by the NYSE to vote shares without instructions from beneficial owners on routine matters, including each of Proposals No. 1 and 2 discussed below.

Election of directors (Proposal No. 1) shall be determined by a plurality of the votes of the shares present in person or represented by proxy at the meeting (e.g., the director nominees receiving the greatest number of votes will be elected). Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Thus, shares present at the meeting that are not voted for a particular nominee and shares present by proxy for which the shareholder properly withholds authority to vote for such nominees, will not be counted towards such nominee’s achievement of a plurality.

Ratification of the appointment of the independent registered public accounting firm (Proposal No. 2) shall be determined by the affirmative vote of the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote on the matter. Thus, shares present at the meeting that are not voted for ratification of the appointment of the independent registered public accounting firm and shares present by proxy for which the shareholder abstains from voting for such ratification, will not be counted towards such ratification’s achievement of a majority.

Shareholder Account Maintenance

Our transfer agent is Computershare Trust Company, N.A. All communications concerning accounts of registered shareholders, including address changes, name changes, inquiries as to requirements to transfer shares of our common stock and similar issues, can be handled by contacting Computershare using one of the following methods:

•	toll-free at 877-498-8861 (foreign holders dial 781-575-2725; hearing-impaired holders dial 781-575-2692);

•	via fax at 781-575-3605;

•	at Computershare’s website www.computershare.com/investor; or

•	by writing to Computershare, 250 Royall Street, Canton MA 02021.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors consists of eleven members, all of which are independent except for our Chairman and Chief Executive Officer, Steven W. Alesio, and our President and Chief Operating Officer, Sara Mathew. The objective of our Board of Directors is to conduct our business activities so as to enhance shareholder value. Our Board of Directors believes that good corporate governance practices support successful business performance and thus the creation of shareholder value. To institutionalize the Board’s view of governance, our Board has adopted Corporate Governance Principles. These principles, which were last reviewed in December 2007, cover Board composition and performance (e.g., director independence, qualifications of directors, outside directorships and committee service, selection of director nominees, director orientation and continuing education), the relationship of the Board with senior management (e.g., attendance of non-directors at Board meetings and Board access to senior leadership), Board meetings, Board committee review and management review.

The Board has three standing committees: the Audit Committee, the Board Affairs Committee and the Compensation & Benefits Committee. Each Board committee has its own charter setting forth its purpose and responsibilities, including those required by the NYSE listing standards. Each of the committees and their charters are described in more detail below.

Our Corporate Governance Principles and the charters of our Audit Committee, Board Affairs Committee and Compensation & Benefits Committee are available in the Investors section of our website (www.dnb.com) and are also available in print, without charge, to any shareholder upon request to our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708.

Independence of the Board and Committees

Our Corporate Governance Principles require that at least two-thirds of the Board meet the criteria for independence established by the NYSE and applicable laws.

For a director to be considered independent, the Board must affirmatively determine that the director has no material relationship with us (either directly or indirectly, such as a partner, shareholder or officer of an organization that has a relationship with us). Our Corporate Governance Principles set forth categorical standards to assist the Board in determining what constitutes a material relationship with us. Generally, under these categorical standards, the following relationships are deemed not to be material:

•	the director is the beneficial owner of less than five percent of our outstanding equity interests;

•

the director is an officer or other employee of an entity, or his or her immediate family member is an executive officer (as defined in Section 303A.02 of the NYSE listing standards) of an entity, that in either case has received payments from us for property or services or that has made payments to us for property or services and the amount of such payments in each of the last three fiscal years is less than the greater of $1 million, or 2%, of the entity’s consolidated gross revenues (as such term is construed by the NYSE for purposes of Section 303A.02(b)(v));

•

the director is a director or officer of an entity that is indebted to us, or to which we are indebted, and the total amount of indebtedness is less than 2% of the total consolidated assets of such entity as of the end of the previous fiscal year;

•

the director, or any entity in which the director is an equity owner, director, officer or other employee, has obtained products or services from us on terms generally available to our customers for such products or services; or

•

the director is an officer, trustee, director or is otherwise affiliated with a tax-exempt organization and we made, within the preceding three fiscal years, contributions in any fiscal year that were less than the greater of (i) $1 million, or (ii) 2% of the tax-exempt organization’s consolidated gross revenues (as such term is construed by the NYSE for purposes of Section 303A.02(b)(v)), based upon the tax-exempt organization’s latest publicly available information.

The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship. Also, in determining the independence of our directors, the Board considers the tenure of each director.

After considering all relevant facts and circumstances, our Board has determined that each of its members, except Steven W. Alesio, our Chairman and CEO, and Sara Mathew, our President and COO, is independent under the NYSE listing standards and applicable laws. Our Board has also determined that each member of the Audit Committee, the Board Affairs Committee and the Compensation & Benefits Committee is independent under the NYSE listing standards and applicable laws.

Board Meetings

Our Board held ten meetings in 2007, with no director attending fewer than 75% of the aggregate number of meetings of the Board and of the Committees of the Board on which he or she served.

The Chairman of the Board drafts the agenda for each Board meeting and distributes it to the Board in advance of each meeting. Each Board member is encouraged to suggest items for inclusion on the agenda.

Information and data that are important to the Board’s understanding of the business and of scheduled agenda items are distributed sufficiently in advance of each Board meeting to give the directors a reasonable opportunity for review. Generally, directors receive Board materials no less than three days in advance of a meeting.

Our non-management directors meet in regularly scheduled executive sessions without members of management. Michael R. Quinlan serves as presiding director. His responsibilities in this role include presiding over executive sessions of the Board. Mr. Quinlan also performs such other responsibilities as the Board may from time to time delegate to him to assist the Board in performing its responsibilities. In the event of Mr. Quinlan’s absence for any executive session, the Chairman of the Board will designate a substitute presiding director. The non-management directors held nine executive sessions of the Board in 2007.

Committees and Meetings

The table below provides the current membership information and number of meetings for each of the Audit Committee, Board Affairs Committee and Compensation & Benefits Committee.

Name	Audit	Board Affairs	Compensation & Benefits
Austin A. Adams (1)	X		X
John W. Alden		X*	X
Christopher J. Coughlin (2)	X		X
James N. Fernandez	X	X
Victor A. Pelson	X*		X
Sandra E. Peterson		X	X
Michael R. Quinlan		X	X*
Naomi O. Seligman	X	X
Michael J. Winkler		X	X

Committee Meetings held in 2007	5	3	7

*	Committee Chair
(1)	Mr. Adams joined our Board effective April 2, 2007 and was appointed to the Audit Committee and Compensation & Benefits Committee effective August 3, 2007.
(2)	Mr. Coughlin was appointed to the Compensation & Benefits Committee effective August 3, 2007.

The Audit Committee. Under the terms of its Charter, the Audit Committee’s primary function is to appoint annually the independent registered public accounting firm and to assist the Board in the oversight of: (1) the integrity of our financial statements, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of our internal audit function and independent registered public accounting firm, and (4) our compliance with legal and regulatory requirements. A copy of the Audit Committee’s charter, which was amended and restated in November 2007, is attached as Exhibit A. The Report of the Audit Committee can be found under the “Audit Committee Information” section of this proxy statement.

Our Board has reviewed the qualifications and experience of each of the Audit Committee members and determined that all members of the Audit Committee are “financially literate” as defined by the NYSE listing standards.

Our Board has also determined that Christopher J. Coughlin and James N. Fernandez each qualify as an “audit committee financial expert” as that term has been defined by the rules of the SEC and have “accounting or related financial management expertise” within the meaning of NYSE listing standards.

The Board Affairs Committee. Under the terms of its Charter, the Board Affairs Committee’s primary responsibilities include: (1) identifying individuals qualified to become Board members, (2) recommending candidates to fill Board vacancies and newly created director positions, (3) recommending whether incumbent directors should be nominated for reelection to the Board upon expiration of their terms, (4) developing and recommending to the Board a set of corporate governance principles applicable to the Board and our employees, and (5) overseeing the evaluation of the Board.

In accordance with our Corporate Governance Principles and the Board Affairs Committee Charter, the Board Affairs Committee oversees the entire process of selection and nomination of Board nominees, including screening candidates for directorships in accordance with the Board-approved criteria described below. The Committee, with input from the Chairman of the Board, will identify individuals believed to be qualified to become Board members. The Committee solicits candidates from its current directors and, if deemed appropriate, retains for a fee, a third-party search firm to identify and help evaluate candidates. The Committee will recommend candidates to the Board to fill new or vacant positions based on such factors as it deems appropriate, including independence, professional experience, personal character, diversity, outside commitments (e.g., service on other Boards) and particular areas of expertise—all in the context of the needs of the Board.

The Board Affairs Committee will also consider nominees recommended by our shareholders. Any shareholder wishing to propose a nominee for consideration by the Board Affairs Committee may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedures set forth in our bylaws and summarized under the “Shareholder Proposals for the 2009 Annual Meeting” section of this proxy statement. The Committee uses the same criteria described above to evaluate nominees recommended by our shareholders.

No individuals were proposed for nomination by any shareholders in connection with this proxy statement or the 2008 Annual Meeting of Shareholders.

The Compensation & Benefits Committee. Under the terms of its Charter, the primary function of the Compensation & Benefits Committee, or C&BC, is to discharge the Board’s responsibilities relating to compensation of our Chairman and CEO and our other executive officers. Among other things, the C&BC: (1) evaluates the CEO’s performance and reviews with the CEO the performance of other executive officers; (2) establishes and administers our policies, programs and procedures for compensating our executive officers; (3) has oversight responsibility for the administration of our employee benefits plans; and (4) oversees the evaluation of management. The C&BC may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent otherwise permitted by applicable plans (including employee benefits plans subject to ERISA), laws or regulations (including NYSE listing standards), to any other body, individual or management.

The C&BC has appointed the following committees comprised of employees of the company to perform certain settlor, fiduciary and administrative responsibilities for our employee benefit plans:

•

The Plan Benefits Committee, which severally with the C&BC has fiduciary and administrative powers under the employee benefit plans with respect to settlor functions, except that the Plan Benefits Committee cannot take any action with respect to an employee benefit plan or create or terminate an employee benefit plan if it would result in an annual financial impact of greater than $1 million and the Plan Benefits Committee cannot take any action that is within the province of the Qualified Plan Investment Committee or the Plan Administration Committee;

•

The Qualified Plan Investment Committee, which severally with the C&BC has fiduciary and administrative powers under the employee benefit plans with respect to the financial performance of the assets of the plans; and

•

The Plan Administration Committee, which severally with the C&BC has fiduciary and administrative powers under the employee benefit plans to implement and maintain the administrative and claims procedures for the plans.

The C&BC may also delegate to our Chairman and CEO the authority to make limited grants under our equity compensation plans to non-executive officers. A detailed description of our processes and procedures for the determination of compensation for our executive officers and directors, including the role of the C&BC, our independent compensation consultant and our Chairman and CEO in determining or recommending the amount or form of compensation, is included in the “Compensation Discussion & Analysis” section of this proxy statement.

The C&BC has retained the services of an independent third-party compensation consultant, Hewitt Associates. The mandate of the consultant is to work for the C&BC in connection with its review of executive and director compensation practices, including the competitiveness of executive pay levels, executive incentive design issues, market trends in executive compensation, and technical considerations. The nature and scope of services rendered by Hewitt Associates on the C&BC’s behalf is described below:

•

Competitive market pay analyses for executive positions, including Total Compensation Measurement™ services, proxy data studies, Board of Director pay studies, dilution analyses, and market trends in executive and non-employee director compensation;

•	Ongoing support with regard to the latest relevant regulatory, technical, and/or financial considerations impacting executive compensation and benefit programs;

•	Assistance with the redesign of executive compensation or benefit programs, as needed; and

•	Preparation for and attendance at selected management, C&BC, or Board meetings.

The C&BC did not direct Hewitt Associates to perform the above services in any particular manner or under any particular method. The C&BC evaluates the consultant periodically and has the final authority to hire and terminate the consultant.

Communications with the Board and Audit Committee

We have a process in place that permits shareholders and other interested persons to communicate with our Board of Directors through its presiding director, Michael R. Quinlan, and the Audit Committee through its chair, Victor A. Pelson. To report complaints about our accounting, internal accounting controls or auditing matters, shareholders and other interested persons should write to the D&B Audit Committee Chair, care of our third party compliance vendor, at: Listen Up Reports, Post Office Box 274, Highland Park, Illinois 60035. To report all other concerns to the non-management directors, shareholders and other interested persons should write to the Presiding Director of the D&B Board, care of Listen Up Reports at the address noted above. Communications that are not specifically addressed will be provided to the presiding director of our Board. Concerns can be reported anonymously by not including a name and/or contact information, or confidentially by marking the envelope containing the communication as “Confidential.” Copies of all communications will be simultaneously provided to our compliance officer unless marked “Confidential.” These instructions can also be found in the Corporate Governance information maintained in the Investors section of our website (www.dnb.com).

Attendance at Annual Meetings

Directors are expected to attend our Annual Meeting of Shareholders. All directors attended the 2007 Annual Meeting and all directors are expected to attend the 2008 Annual Meeting.

Service on Multiple Audit Committees

Our Corporate Governance Principles prohibit our Audit Committee members from serving as members of more than two other public company audit committees without the Board’s approval. Any determination by the Board approving of service on more than two other public company audit committees will be disclosed in our annual proxy statement. No Audit Committee member currently serves on more than one other audit committee of a public company.

Transactions with Related Persons

There are no reportable transactions pursuant to this requirement.

Procedures for Approval of Related Persons Transactions

Our Board of Directors recognizes that related persons transactions present a heightened risk of conflicts of interest and therefore has adopted a written policy to be followed in connection with all related persons transactions involving D&B.

Under this policy, the Board has delegated to the Board Affairs Committee the responsibility for reviewing certain related persons transactions in excess of $120,000, in which the related person may have a direct or indirect interest. The Board has empowered our General Counsel to review all related persons transactions in excess of $120,000. Our General Counsel will refer to the Board Affairs Committee those transactions in which the related person may have a direct or indirect material interest. For purposes of this policy, a transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

In approving related persons transactions, the Board Affairs Committee shall determine whether each related persons transaction referred to the Committee was the product of fair dealing and whether it was fair to D&B.

Under this policy, we remind our directors and executive officers of their obligation to inform us of any related persons transaction and any proposed related persons transaction. In addition, we review our records and inquire of our directors and executive officers to identify any person who may be considered a related person. Using this information, we search our books and records for any related persons transactions that involved amounts, individually or in the aggregate, that exceeded $120,000.

Promoters and Control Persons

There are no reportable transactions pursuant to this requirement.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation & Benefits Committee are, or have been, an employee or officer of D&B. During fiscal year 2007, no member of our Compensation & Benefits Committee had any relationship with D&B requiring disclosure under Item 404 of Regulation S-K, the SEC rule regarding disclosure of related persons transactions. During fiscal year 2007, none of our directors or executive officers served on the compensation committee or equivalent or board of directors of another entity whose executive officer(s) served as a director of D&B or a member of our Compensation & Benefits Committee.

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, officers and employees (including our chief executive officer, chief financial officer and principal accounting officer) and have posted the Code of Conduct in the Investors section of our website (www.dnb.com). We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of our Code of Conduct applicable to our chief executive officer, chief financial officer and principal accounting officer by posting this information on our website.

Our Code of Conduct is also available in print, without charge, to any shareholder upon request to our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708.

COMPENSATION OF DIRECTORS

Overview of Non-employee Director Compensation

Our non-employee directors’ total compensation program consists of both cash and equity-based compensation awards as follows:

•	Annual cash retainer of $50,000;

•	Additional annual cash retainer to each committee chairperson of $15,000;

•

Annual equity retainer grant of restricted stock units with a value of approximately $60,000 (based on the mean of the high and low trading prices of our common stock on the date of grant) which vest in full on the third anniversary of the date of grant and are payable in shares of our common stock upon vesting; and

•	Annual stock option grant with a value of approximately $60,000 based on a modified Black-Scholes methodology, which vests in full on the first anniversary of the date of grant.

Cash compensation is paid in semi-annual installments on the first business day in March and July of each year. No separate fees are paid for attendance at Board or Committee meetings.

In addition, non-employee directors may elect to convert all or a portion of their annual cash retainer and/or committee chairperson retainer into our non-employee directors’ deferred compensation plan. Directors who defer their cash retainers into our common stock fund will receive a 10% premium payment credited to their account. This premium vests in three years provided that the director does not transfer the underlying deferred amounts out of the stock fund prior to vesting.

Upon joining the Board, each new non-employee director receives a one-time stock option grant with a grant value of approximately $35,000 (based on a modified Black-Scholes methodology). These stock options vest in full one year from the date of grant.

In 2007, exclusive of the 10% premium, the total compensation paid to each of our non-employee directors was approximately $170,000. Each non-employee director who served as a committee chairperson received an additional $15,000. Approximately 65% to 71% of the total compensation for each director was paid in the form of equity. This ratio ensures that the interests of directors are aligned with those of our shareholders and underscores the Board’s commitment that its non-employee directors have a significant stake in the success of D&B. The mix of equity, split equally between options and restricted stock units, also aligns with equity awards made to our named executive officers. This alignment emphasizes their shared goal to drive the long-term success of the organization.

Non-employee directors are also provided with the following benefits:

•	Reimbursement for reasonable company-related travel;

•	Director continuing education and other expenses;

•	Travel accident insurance when traveling on company business;

•	Personal liability insurance; and

•	Participation in our charitable matching gift program up to $4,000 per calendar year.

Only non-employee directors receive compensation for serving on the Board. Directors who are also employees receive no additional compensation for their service.

External Benchmarking

The annual review of our non-employee directors’ compensation program was conducted by our independent third-party compensation consultant, Hewitt Associates, retained by the Compensation & Benefits

Committee, or C&BC. The review was completed to ensure that the non-employee directors’ compensation program was competitive with current market practice and trends, was consistent with the principles of good governance, and was aligned with the interests of shareholders. As a result of our annual review, and based on the C&BC’s recommendation, the Board determined that in 2008 no changes would be made to the total compensation program for non-employee directors.

Stock Ownership Guidelines

Non-employee directors are required to hold 50% of all shares and restricted stock units obtained through the non-employee director compensation program throughout their tenure as directors of D&B, including net shares acquired upon the exercise of stock options. These guidelines further align the interests of directors and shareholders.

Non-employee Director Compensation Table

The following table summarizes the compensation paid to our non-employee directors in 2007:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3)	Option Awards ($) (2) (4) (5)	All Other Compensation ($) (6) (7)	Total ($)
Austin A. Adams (8)	37,431	44,858	24,208	1,872	108,369
John W. Alden	65,000	60,168	47,561	4,000	176,728
Christopher J. Coughlin	50,000	59,858	47,561	9,000	166,419
James N. Fernandez	50,000	59,858	47,561	5,000	162,419
Ronald L. Kuehn, Jr. (9)	37,500	53,908	34,717	7,750	133,874
Victor A. Pelson	65,000	60,271	47,561	10,500	183,331
Sandra E. Peterson	50,000	59,858	47,561	4,000	161,419
Michael R. Quinlan	65,000	59,858	47,561	6,500	178,919
Naomi O. Seligman	50,000	59,858	47,561	4,000	161,419
Michael J. Winkler	50,000	59,858	47,561	6,000	163,419

(1)	In addition to the $50,000 annual cash retainer, the following non-employee directors received fees for serving as Committee chairpersons: Mr. Alden—$15,000 (for serving as Chair of the Board Affairs Committee); Mr. Pelson—$15,000 (for serving as Chair of the Audit Committee); Mr. Quinlan—$15,000 (for serving as Chair of the Compensation & Benefits Committee).
(2)	Amounts shown represent the dollar amount of compensation cost recognized for the requisite service period (2007) as described in SFAS No. 123R. For more information about our adoption of SFAS No. 123R and information on how we value stock-based awards (including all assumptions made in such valuation), refer to our Annual Report on Form 10-K for the fiscal year ending December 31, 2007, Notes to Consolidated Financial Statements, Note 11. Employee Stock Plans.
(3)

During 2007, each non-employee director received the following stock award grants: 329 restricted stock units, or RSUs, granted on May 2, 2007 and 289 RSUs granted on July 2, 2007. Mr. Adams received a pro rata grant of 164 RSUs on May 2, 2007 due to his appointment to the Board effective April 2, 2007 and Mr. Kuehn received a pro rata grant of 144 RSUs on July 2, 2007 due to his scheduled retirement from the Board on September 30, 2007. In addition, Messrs. Alden and Pelson received 3 and 4 RSUs, respectively, on July 1, 2007, reflecting payment of a dividend equivalent in units on RSUs whose restrictions had lapsed; Mr. Kuehn received 92 RSUs on September 30, 2007 reflecting payment of a dividend equivalent in units on RSUs whose restrictions had lapsed in connection with his retirement from the Board. The per share grant date fair value is equal to the mean of the high and low trading prices of D&B stock on the NYSE as of the date of grant. On May 2, 2007, the per share grant date fair value was $90.91 and on July 2, 2007 the per share grant date fair value was $103.63. Therefore, excluding pro rata RSUs and dividend equivalent units, the total full fair value for RSUs granted to each non-employee director in 2007 was $59,858. These

RSUs vest in full on the third anniversary of the date of grant or at the director’s termination of service, whichever is earlier. Dividend equivalent units vest in full when the restrictions on the corresponding RSUs lapse.

(4)	On February 8, 2007, 2,086 stock options were granted to each of the non-employee directors with an exercise price of $88.04, which was equal to the fair market value of our common stock on that date (i.e., the mean of the high and low trading prices). The timing of the stock option grants was consistent with our practice since 2003 to have annual grants of stock options to directors reviewed by the C&BC and approved by the Board at the first meeting of the year and to set the grant date associated with the options as five business days after our annual earnings release. The stock options vest in full on the first anniversary of the date of grant. Options not yet vested terminate upon the director’s termination of service, except that if the director terminates by reason of death, disability or retirement before the first anniversary, a pro rata portion of such options vest. The stock options expire on February 8, 2017.
(5)	Per SFAS No.123R, the grant date full fair value of each option granted on February 8, 2007 (includes all non-employee directors except Mr. Adams) is $47,073 and is based on the Black-Scholes option valuation model, which makes the following assumptions: an expected stock-price volatility factor of 20.0%; a risk-free rate of return of 4.669%; a dividend yield of 1.10%; and a weighted average exercise date of 5.5 years. In the case of Mr. Adams, the grant date full fair value of his option granted on April 2, 2007 is $32,277 and is based on the following assumptions: an expected stock-price volatility factor of 19.22%; a risk-free rate of return of 4.53%; a dividend yield of 1.09%; and a weighted average exercise date of 5.5 years. These assumptions may or may not be fulfilled. The grant date full fair value cannot be considered a prediction of future value. In addition, the options gain value only to the extent the stock price exceeds the option exercise price during the life of the option.

As a result of Mr. Kuehn’s retirement from the Board in 2007, 743 of the 2,086 stock options granted on February 8, 2007 were forfeited in accordance with the terms and conditions of the grant. In light of this forfeiture, the SFAS No. 123R grant date full fair value we actually expensed in 2007 was $30,307, or $16,766 less than the stated $47,073.

(6)	All non-employee directors, other than Mr. Alden and Ms. Seligman, elected to defer all or a portion of their cash retainers into the D&B common stock fund through the non-employee directors’ deferred compensation plan. The directors received a 10% premium on such deferred amounts. The 10% premium is credited as additional deferrals under the D&B common stock fund and vests on the third anniversary of the deferral provided that none of the related deferred amounts are removed from the fund prior to this time. For the non-employee directors who elected to defer amounts into the D&B common stock fund, the 10% premium was: Mr. Adams—$1,872; Mr. Kuehn—$3,750; Messrs. Coughlin, Fernandez and Winkler—$5,000 each; Ms. Peterson—$4,000 and Messrs. Pelson and Quinlan—$6,500 each.
(7)	In addition, amounts shown for Messrs. Alden, Coughlin, Fernandez, Kuehn and Pelson and Ms. Seligman include matching gifts of $4,000 each and for Mr. Winkler, $1,000, made pursuant to the D&B Corporate Giving Program available to all of our employees and non-employee directors.
(8)	Appointed to the Board effective April 2, 2007.
(9)	Retired from the Board effective September 30, 2007.

As of December 31, 2007, the aggregate number of stock awards (including units held in the D&B Common Stock Fund under our non-employee directors’ deferred compensation plan, legacy deferred performance shares, and legacy phantom stock) and stock options outstanding for each non-employee director was as follows:

Equity Awards Outstanding as of December 31, 2007

Non-employee Director	Stock Awards (#)	Option Awards (#)
Austin A. Adams	661	1,425
John W. Alden	3,317	11,662
Christopher J. Coughlin	4,526	8,735
James N. Fernandez	4,758	8,735
Ronald L. Kuehn, Jr.	6,517	10,919
Victor A. Pelson	12,606	25,034
Sandra E. Peterson	6,007	20,621
Michael R. Quinlan	23,071	32,249
Naomi O. Seligman	6,399	25,034
Michael J. Winkler	4,281	5,956

Excluded from the table above are stock awards and stock options that certain non-employee directors hold in Moody’s Corporation as a result of the spin-off from Moody’s in 2000.

AUDIT COMMITTEE INFORMATION

Report of the Audit Committee

The Board of Directors has determined that each member of the Audit Committee is “independent” within the meaning of the SEC regulations and the NYSE listing standards. The Audit Committee selects our independent registered public accounting firm. Management has the primary responsibility for our financial reporting process, including our system of internal controls, and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles, applicable laws and regulations. Our independent registered public accounting firm is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board, expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States and auditing management’s assessment of the effectiveness of internal control over financial reporting. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures.

Management has represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm in the course of performing its oversight role.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from us and our management. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to us is compatible with the firms’ independence.

The Audit Committee met with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Audit Committee

Victor A. Pelson, Chairman

Austin A. Adams

Christopher J. Coughlin

James N. Fernandez

Naomi O. Seligman

February 21, 2008

Audit Committee Pre-Approval Policy

The Audit Committee of the Board of Directors has adopted an Audit Committee Pre-Approval Policy. In accordance with this policy, the independent registered public accounting firm may not provide certain prohibited services. In addition, the Audit Committee must pre-approve the engagement terms and fees, and any changes to those terms and fees, of all audit and non-audit services performed by PricewaterhouseCoopers LLP. All pre-approval requests submitted to the Audit Committee are required to be accompanied by backup documentation and a view from PricewaterhouseCoopers LLP and our chief financial officer that the services will not impair the independent registered public accounting firm’s independence. The policy does not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate its authority to one or more of its members, subject to an overall annual limit. Pre-approvals by the delegated member or members must be reported to the Audit Committee at its next scheduled meeting.

Fees Paid to Independent Registered Public Accounting Firm

The aggregate fees billed to us by PricewaterhouseCoopers LLP for the last two fiscal years are as follows:

	Fiscal Year Ended December 31,
	2007	2006
	(In thousands)
Audit Fees (1)	$4,389	$5,066
Audit Related Fees (2)	275	147
Tax Fees (3)	464	154
All Other Fees	—	—

Total Fees	$5,128	$5,367

(1)	Consists primarily of professional fees for services provided in connection with the audit of our financial statements, review of our quarterly financial statements, the audit of the effectiveness of internal control over financial reporting with the objective of obtaining reasonable assurance as to whether effective internal control over financial reporting was maintained in all material respects, the attestation of management’s report on the effectiveness of internal control over financial reporting, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings. In addition, the 2006 amount includes $238,000 of increased fees related to the completion of the 2005 audit.
(2)	Consists primarily of fees for audit of our employee benefit plans and services in connection with the review of certain compensation-related disclosures in our proxy statement.
(3)	Consists primarily of foreign tax planning and assistance in the preparation and review of our foreign income tax returns.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The members of our Board of Directors are classified into three classes, one of which is elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors of such class are elected and have qualified.

Upon recommendation of the Board Affairs Committee, the Board of Directors has nominated Steven W. Alesio, Naomi O. Seligman and Michael J. Winkler for election as Class II Directors at the 2008 Annual Meeting for a three-year term expiring at the 2011 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS.

Nominees for Election as Directors with Terms Expiring at the 2011 Annual Meeting

Steven W. Alesio

Chairman and Chief Executive Officer

The Dun & Bradstreet Corporation

Steven W. Alesio, age 53, has served as our chairman of the board since May 30, 2005, as our chief executive officer since January 2005, and was named to our board of directors in May 2002. He also served as chief operating officer from May 2002 to December 2004, and as president from May 2002 to February 2007. Mr. Alesio previously served as our senior vice president of global marketing, strategy implementation, E-Business Solutions™ and Asia-Pacific/Latin America from July 2001 to April 2002, with additional leadership responsibility for data and operations from February 2001 to April 2002, and as senior vice president of marketing, technology, communications and strategy implementation from January 2001 to June 2001. Before joining D&B, Mr. Alesio was with the American Express Company for 19 years, most recently serving as president and general manager of the business services group and as a member of that company’s Planning and Policy Committee, a position he held from January 1996 to December 2000. Mr. Alesio does not serve on the board of any public companies other than D&B.

Naomi O. Seligman

Senior Partner

Ostriker von Simson, Inc.

Naomi O. Seligman, age 69, has served as a director of D&B since June 1999, and is a member of the Audit Committee and Board Affairs Committee. Since June 1999, Ms. Seligman has been a senior partner at Ostriker von Simson, Inc. and co-partner of the CIO Strategy Exchange, a private forum for discussion and research which facilitates a dialogue between the chief information officers of large multinational corporations, premier venture capitalists, and computer industry establishment chief executive officers. Previously, Ms. Seligman was a senior partner of the Research Board, Inc., which she co-founded in 1977 and led until June 1999. Ms. Seligman is also a director of the following public companies: Akamai Technologies, Inc. and Oracle Corporation.

Michael J. Winkler

Retired Executive Vice President, Customer Solutions Group and Chief Marketing Officer

Hewlett-Packard Company

Michael J. Winkler, age 63, has served as a director of D&B since March 2005, and is a member of the Board Affairs Committee and Compensation & Benefits Committee. Mr. Winkler served at Hewlett-Packard Company, a technology solutions provider to consumers, businesses and institutions globally, from May 2002 to July 2005, most recently as executive vice president and chief marketing officer of Hewlett-Packard. Prior to that, Mr. Winkler was executive vice president for HP Worldwide Operations from May 2002 to November 2003, and served as executive vice president, Global Business Units for Compaq Computer Corporation from

June 2000 to May 2002. He also served as senior vice president and general manager of Compaq’s Commercial Personal Computing Group from February 1998 to June 2000. Mr. Winkler does not serve on the board of any public companies other than D&B.

Directors with Terms Expiring at the 2009 Annual Meeting

Austin A. Adams

Retired Executive Vice President and Corporate Chief Information Officer

JPMorgan Chase

Austin A. Adams, age 64, has served as a director of D&B since April 2007, and is a member of the Audit Committee and Compensation & Benefits Committee. Mr. Adams served as executive vice president and corporate chief information officer of JPMorgan Chase from July 2004 (upon the merger of JPMorgan Chase and Bank One Corporation) until his retirement in October 2006. Prior to the merger, Mr. Adams served as executive vice president and chief information officer of Bank One from 2001 to 2004. Mr. Adams has also worked in a senior advisory capacity at GMAC since December 2007. Mr. Adams is also a director of the following public company: Spectra Energy, Inc.

James N. Fernandez

Executive Vice President and Chief Financial Officer

Tiffany & Company

James N. Fernandez, age 52, has served as a director of D&B since December 2004, and is a member of the Audit Committee and Board Affairs Committee. Mr. Fernandez has served with Tiffany & Co., a specialty retailer, designer, manufacturer and distributor of fine jewelry, timepieces, sterling silverware, china, crystal, stationery, fragrances and accessories, since October 1983. He has held numerous positions with Tiffany & Co., the most recent of which is executive vice president and chief financial officer since January 1998, with responsibility for accounting, treasury, investor relations, information technology, financial planning, business development and diamond operations, and overall responsibility for distribution, manufacturing, customer service and security. Mr. Fernandez does not serve on the board of any public companies other than D&B.

Sandra E. Peterson

Executive Vice President, Bayer HealthCare LLC

and President, Bayer Diabetes Care

Sandra E. Peterson, age 49, has served as a director of D&B since September 2002, and is a member of the Board Affairs Committee and Compensation & Benefits Committee. Ms. Peterson has served as executive vice president, Bayer HealthCare LLC and president, Bayer Diabetes Care, a researcher, developer, manufacturer and marketer of products for diabetes disease prevention, diagnosis and treatment, since May 2005. Ms. Peterson previously served as group president of government for Medco Health Solutions, Inc. (formerly Merck-Medco) from September 2003 until February 2004, senior vice president of Medco’s health businesses from April 2001 through August 2003 and senior vice president of marketing for Merck-Medco Managed Care LLC from January 1999 to March 2001. Ms. Peterson does not serve on the board of any public companies other than D&B.

Michael R. Quinlan

Chairman Emeritus

McDonald’s Corporation

Michael R. Quinlan, age 63, has served as a director of D&B since 1989, and is chairman of the Compensation & Benefits Committee and a member of the Board Affairs Committee. Mr. Quinlan is also the presiding director for the regularly scheduled executive sessions of non-management directors. Mr. Quinlan served as a director of McDonald’s Corporation, a global food service retailer, from 1979 until his retirement in 2002. He was the chairman of the board of directors of McDonald’s from March 1990 to May 1999 and chief executive officer from March 1987 through July 1998. Mr. Quinlan is also a director of the following public company: Warren Resources, Inc.

Directors with Terms Expiring at the 2010 Annual Meeting

John W. Alden

Retired Vice Chairman

United Parcel Service, Inc.

John W. Alden, age 66, has served as a director of D&B since December 2002, and is chairman of the Board Affairs Committee and a member of the Compensation & Benefits Committee. Mr. Alden served with United Parcel Service, Inc. (UPS), the largest express package carrier in the world, for 35 years, serving on UPS’s board of directors from 1988 to 2000. His most recent role was as vice chairman of the board of UPS from 1996 until his retirement in 2000. Mr. Alden is also a director of the following public companies: Arkansas Best Corporation, Barnes Group, Inc. and Silgan Holdings, Inc.

Christopher J. Coughlin

Executive Vice President and Chief Financial Officer

Tyco International Ltd.

Christopher J. Coughlin, age 55, has served as a director of D&B since December 2004, and is a member of the Audit Committee and Compensation & Benefits Committee. Mr. Coughlin has served as executive vice president and chief financial officer of Tyco International Ltd., a global business with leading positions in residential and commercial security, fire protection and industrial products and services, since March 2005. Previously, he served at The Interpublic Group of Companies, Inc. as executive vice president and chief operating officer from June 2003 to December 2004, as chief financial officer from August 2003 to June 2004, and as a director from July 2003 to July 2004. Prior to that, Mr. Coughlin served as executive vice president and chief financial officer of Pharmacia Corporation from 1998 to 2003. Mr. Coughlin is also a director of the following public company: Covidien Ltd.

Sara Mathew

President and Chief Operating Officer

The Dun & Bradstreet Corporation

Ms. Mathew, age 51, has served as our president and chief operating officer since March 2007, and was named to our board of directors effective January 2008. She previously served as chief financial officer from August 2001 to February 2007 in addition to serving as president, D&B U.S. from September 2006 to February 2007, with additional leadership responsibility for strategy from January 2005 to February 2007. In addition, Ms. Mathew served as president, D&B International from January 2006 through September 2006. Before joining D&B, she served in various positions at Procter & Gamble, including vice president of finance for the ASEAN region from August 2000 to July 2001, comptroller and chief financial officer of the global baby care business unit from July 1998 to July 2000, and various other positions prior to that. Ms. Mathew is also a director of the following public company: Campbell Soup Company.

Victor A. Pelson

Retired Senior Advisor

UBS Securities LLC

Victor A. Pelson, age 70, has served as a director of D&B since April 1999, and is chairman of the Audit Committee and a member of the Compensation & Benefits Committee. Mr. Pelson served as senior advisor for UBS Securities LLC, an investment banking firm, and its predecessors since 1996 to 2007. He was a director and senior advisor of Dillon Read at its merger in 1997 with SBC Warburg. Prior to that, Mr. Pelson was associated with AT&T from 1959 to 1996. At the time of his retirement from AT&T, Mr. Pelson was chairman of global operations and a member of the board of directors. Mr. Pelson is also a director of the following public companies: Eaton Corporation and United Parcel Service, Inc.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as independent registered public accounting firm to audit the consolidated financial statements for the year ending December 31, 2008. Although shareholder approval of this appointment is not required, the Audit Committee and the Board of Directors believe that submitting the appointment to the shareholders for ratification is a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will review its future selection of independent registered public accounting firm, but still may retain them. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of D&B and our shareholders.

PricewaterhouseCoopers acted as our independent registered public accounting firm for the 2007 fiscal year. In addition to its audit of our consolidated financial statements, PricewaterhouseCoopers also performed statutory audits required by certain international jurisdictions, audited the financial statements of our various benefit plans, and performed certain non-audit services. Fees for these services are described under the “Fees Paid to Independent Registered Public Accounting Firm” section of this proxy statement.

A representative of PricewaterhouseCoopers is expected to be present at the meeting. Such representative will have the opportunity to make a statement, if he or she so desires, and is expected to be available to respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND OTHERS

The following table shows the number of shares of our common stock beneficially owned by each of the directors, each of the named executive officers listed in the Summary Compensation Table in this proxy statement, and all present directors and executive officers of D&B as a group, as of February 29, 2008. The table also shows the names, addresses and share ownership of the only persons known to us to be the beneficial owners of more than 5% of our outstanding common stock. This information is based upon information furnished by each such person or, in the case of the beneficial owners, based upon public filings by the beneficial owners with the SEC. Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed. Percentages are based upon the number of shares of our common stock outstanding on February 29, 2008, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of such date. The table also sets forth ownership information concerning D&B Stock Units, the value of which is measured by the price of our common stock. D&B Stock Units do not confer voting rights and are not considered beneficially owned shares under SEC rules.

Name	Aggregate Number of Shares Beneficially Owned (1) (2)		D&B Stock Units	Percent of Shares Outstanding
Austin A. Adams	3,425		665	*
John W. Alden	15,339		3,350	*
Christopher J. Coughlin	9,535	(3)	4,560	*
James N. Fernandez	10,735	(4)	4,793	*
Victor A. Pelson	29,945	(5)	12,717	*
Sandra E. Peterson	23,011		6,056	*
Michael R. Quinlan	32,967		23,198	*
Naomi O. Seligman	25,588		6,464	*
Michael J. Winkler	5,956		4,311	*
Steven W. Alesio	784,562			1.39%
Anastasios G. Konidaris	30,513			*
Sara Mathew	408,400			*
Byron C. Vielehr	61,554			*
James P. Burke	43,354			*
All current directors and executive officers as a group (18 persons)	1,682,327		65,449	3.12%
Barclays Global Investors, N.A. and certain related entities (6) 45 Fremont Street San Francisco, California 94105	4,278,836			7.58%
Davis Selected Advisers, L.P. (7) 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706	8,944,119			15.83%

*	Represents less than 1% of our outstanding common stock.
(1)	Includes shares of restricted common stock as follows: Mr. Alesio, 59,464; Mr. Konidaris, 7,928; Ms. Mathew, 27,342; Mr. Vielehr, 23,170; Mr. Burke, 23,142; and all current directors and executive officers as a group, 177,829.
(2)	Includes the maximum number of shares of common stock that may be acquired within 60 days of February 29, 2008, upon the exercise of vested stock options as follows: Mr. Adams, 1,425; Mr. Alden, 11,662; Mr. Coughlin, 8,735; Mr. Fernandez, 8,735; Mr. Pelson, 25,034; Ms. Peterson, 20,621; Mr. Quinlan, 32,249; Ms. Seligman, 25,034; Mr. Winkler, 5,956; Mr. Alesio, 629,025; Mr. Konidaris, 20,150; Ms. Mathew, 356,400; Mr. Vielehr, 34,675; Mr. Burke, 17,650; and all current directors and executive officers as a group, 1,339,640.
(3)	Includes 800 shares owned by Mr. Coughlin’s spouse, to which Mr. Coughlin disclaims beneficial ownership.

(4)	Includes 2,000 shares as to which Mr. Fernandez has shared voting and shared dispositive power.
(5)	Includes 3,000 shares as to which Mr. Pelson has shared voting and shared dispositive power.
(6)	Barclays Global Investors, N.A. and certain related entities filed a Schedule 13G with the SEC on February 5, 2008. This Schedule 13G shows that Barclays Global Investors, N.A. had sole voting power over 2,492,322 shares and sole dispositive power over 3,014,663 shares; Barclays Global Fund Advisors had sole voting and sole dispositive power over 820,006 shares; Barclays Global Investors, Ltd. had sole voting power over 252,308 shares and sole dispositive power over 296,185 shares; Barclays Global Investors Japan Limited had sole voting and sole dispositive power over 134,696 shares; and Barclays Global Investors Canada Limited had sole voting and sole dispositive power over 13,286 shares.
(7)	Davis Selected Advisers, L.P. filed a Schedule 13G/A with the SEC on February 12, 2008. This Schedule 13G/A shows that Davis Selected Advisers, L.P., a registered investment company, had sole voting power over 8,562,561 shares and sole dispositive power over 8,944,119 shares.

EXECUTIVE OFFICERS

The following table lists all of our executive officers as of March 24, 2008. Our executive officers are elected by our board of directors and each will hold office until his or her successor is selected, or until his or her earlier resignation or removal.

Name	Title	Age
Steven W. Alesio (1)	Chairman and Chief Executive Officer	53
James P. Burke	President, U.S. Customer Segments	42
Patricia A. Clifford	Senior Vice President and Chief Human Resources Officer	43
Charles E. Gottdiener	President, Global Solutions	43
Jeffrey S. Hurwitz	Senior Vice President, General Counsel and Corporate Secretary	47
Anastasios G. Konidaris	Senior Vice President and Chief Financial Officer	41
David J. Lewinter	Senior Vice President, Global Reengineering	46
Sara Mathew (2)	President and Chief Operating Officer	52
Byron C. Vielehr	Senior Vice President and Chief Information Officer	44

(1)	Mr. Alesio’s biographical information is provided above under the “Nominees for Election as Directors with Terms Expiring at the 2011 Annual Meeting” section of this proxy statement.
(2)	Ms. Mathew’s biographical information is provided above under the “Directors with Terms Expiring at the 2010 Annual Meeting” section of this proxy statement.

Mr. Burke has served as president, U.S. Customer Segments since January 2008. He previously served as senior vice president, chief marketing officer and leader, Global Solutions, from January 2006 to December 2007, and leader, U.S. Risk Management Solutions from July 2004 to December 2005, in addition to serving as vice president, RMS Products and Marketing from April 2004 to October 2004. Mr. Burke also served as vice president, RMS Traditional Products from March 2003 to March 2004, and as vice president, Small Business Solutions from December 2001 to February 2003. Prior to joining D&B, Mr. Burke was the chief development officer with Prudential’s e-business group from March 2000 to July 2001 and head of internet marketing at First USA Bank from September 1997 to February 2000.

Ms. Clifford, senior vice president, has served as leader, Human Resources since 2002 and effective January 2008 her title was changed to chief human resources officer. She also assumed additional leadership responsibility for team member communications in October 2004. Ms. Clifford previously served as leader, Human Resources, from 2002 until December 2007, executive assistant to the Chairman and chief executive officer and Winning Culture Champion from April 2001 to May 2002, and as assistant corporate secretary from October 1996 to March 2001.

Mr. Gottdiener has served as president, Global Solutions since January 2008. He previously served as senior vice president and leader, Small Business Marketing, from November 2006 to December 2007. Prior to that, he served as vice president, corporate strategy & development at Unisys Corporation, from March 2006 to November 2006, leader, Strategy and Business Development of D&B from September 2002 to February 2006, and was a vice president with Cap Gemini Ernst & Young from January 2001 to August 2002. From October 1999 until January 2001, he was employed with Stockback LLC, first as executive vice president of business development and marketing and then as chief operating officer and chief financial officer.

Mr. Hurwitz, senior vice president, has served as general counsel and corporate secretary since March 2007. He previously served as vice president and deputy general counsel from September 2003 to February 2007. Before joining D&B, Mr. Hurwitz was in private practice from June 2000 until June 2003, serving as Of Counsel at Hale and Dorr LLP from November 2001 to June 2003. Until May 2000, Mr. Hurwitz was corporate senior vice president, general counsel and secretary for Covance, Inc.

Mr. Konidaris, senior vice president, has served as chief financial officer since March 2007. He previously served as leader, Finance Operations, from March 2005 to February 2007 and as principal accounting officer from May 2005 to February 2007. Before joining D&B, he served at Schering Plough as group vice president of the global diversified products group division from May 2004 to February 2005 and group vice president of finance, global pharmaceutical group from August 2003 to May 2004. Prior to that time, Mr. Konidaris was vice president of finance, North America of Pharmacia Corporation from June 2000 to July 2003.

Mr. Lewinter, senior vice president, has served as leader, Global Reengineering since April 2006, in addition to serving as general counsel and corporate secretary from May 2002 until February 2007. Prior to that, Mr. Lewinter served as vice president and leader, European Legal Affairs from September 2001 to April 2002, as a vice president of our domestic legal department from April 2000 to August 2001 and as corporate secretary from November 1999 to August 2001.

Mr. Vielehr, senior vice president, has served as chief information officer since July 2005, in addition to serving as leader, Technology, from July 2005 to December 2007. Before joining D&B, he served as president and chief operating officer of Northstar Systems International, Inc. from October 2004 to May 2005. Prior to that, Mr. Vielehr held several leadership positions with Merrill Lynch, serving as the chief technology officer and managing director for the Global Private Client group from November 2001 to March 2004 and the chief technology officer, global head of eBusiness and managing director for Merrill Lynch Investment Managers from February 2000 to November 2001. Prior to Merrill Lynch, Mr. Vielehr was the head of eBusiness and vice president at Strong Mutual Funds from May 1997 to February 2000.

COMPENSATION DISCUSSION & ANALYSIS

The purpose of this Compensation Discussion & Analysis is to provide material information about our executive compensation program, policies, and objectives and to share with investors how we arrived at the levels and form of compensation for our named executive officers. We will describe not only what we pay, but why and how we link executive compensation to our business results. In this section we will cover:

•	The objectives of our executive compensation program;

•	The elements or components that comprise our executive compensation program and why we provide these components;

•	What our executive compensation program is designed to reward, especially our variable pay program;

•	How we determine the level to pay for each component; and

•	How each component of our executive compensation program fits within our overall objectives and impacts decisions we make about other components.

The Compensation Discussion & Analysis and the tables that follow cover the compensation paid to our named executive officers, which includes the following five executives:

•	Steven W. Alesio, who served as Chairman and Chief Executive Officer (our principal executive officer) for the entire 2007 fiscal year;

•

Anastasios G. Konidaris, who became our Senior Vice President and Chief Financial Officer (our principal financial officer) effective March 1, 2007 and served in that role through the remainder of the 2007 fiscal year; prior to his appointment as our Senior Vice President and Chief Financial Officer, Mr. Konidaris led the company’s global finance operations and served as Principal Accounting Officer; and

•	Our next three highest paid executive officers:

•

Sara Mathew, who served as our President and Chief Operating Officer effective March 1, 2007 through the remainder of the 2007 fiscal year and who served as President, D&B U.S., and Chief Financial Officer prior to her appointment as our President and Chief Operating Officer;

•	Byron C. Vielehr, who served as Senior Vice President, Technology and Chief Information Officer for the entire 2007 fiscal year; and

•	James P. Burke, who served as Senior Vice President, Global Solutions and Chief Marketing Officer for the entire 2007 fiscal year.

Objectives of our Executive Compensation Program

The objectives of our 2007 executive compensation program were as follows:

•	Ensure a strong relationship between pay and performance, including both rewards for results that meet or exceed performance targets and consequences for results that are below performance targets;

•	Align executive and shareholder interests through short- and long-term incentives that link the executive to shareholder value creation;

•

Provide a total compensation opportunity that is competitive with the market for senior executives, thereby enabling us to attract, retain and motivate the executive talent necessary to execute our strategy and achieve our growth targets;

•	Reinforce behaviors that are consistent with our aspiration “to be the most trusted source of commercial insight so our customers can decide with confidence”; and

•	Allow for consistency in application from year-to-year and transparency to shareholders.

Pay Positioning and Pay Mix. Although each named executive officer’s annual base salary may be positioned above or below the market target, in the aggregate, annual base salaries for our executive officers as a group are targeted at the median of the compensation comparison group (described below). Maintaining annual base salaries or fixed compensation costs at this level relative to the market influences the pay positioning of other elements of our compensation package. Variable pay or “at risk” pay, such as target annual cash incentive and long-term incentives, is positioned above the market median to provide the named executive officer with a total compensation opportunity that is competitive with the 65th percentile of the compensation comparison group. This level of total compensation, however, is realized only when our performance goals are achieved or exceeded.

In addition to external pay positioning, we also review pay mix when determining the amount of annual base salary, annual cash incentive and long-term incentives to provide each of our named executive officers. Our pay for performance principle requires that a significant portion of the total compensation mix be variable or “at risk.” In addition, we reinforce longer term results by placing an emphasis on equity in the total compensation mix. Individual “at risk” and equity compensation varies based on the named executive officer’s role, level of responsibility in the organization and market data for comparable jobs in the compensation comparison group. As indicated in the table below, the portion of total compensation tied to variable (i.e., annual cash and long-term incentives) compensation is about 80% for our top two executive positions, Chairman and Chief Executive Officer and President and Chief Operating Officer, and 70% for our other named executive officers. We also target about 60% of total compensation to equity for our top two executive positions and 50% for our other named executive officers.

	Fixed/Variable Pay Mix		Cash/Equity Pay Mix
	Fixed	Variable	Cash	Equity
Steven W. Alesio	16%	84%	36%	64%
Anastasios G. Konidaris	30%	70%	52%	48%
Sara Mathew	19%	81%	41%	59%
Byron C. Vielehr	27%	73%	49%	51%
James P. Burke	29%	71%	52%	48%

Elements of our Executive Compensation Program

To meet the objectives of our executive compensation program, the 2007 compensation of our named executive officers consisted of the following components:

•	Total cash compensation including a base salary and a target annual cash incentive opportunity;

•	Long-term equity incentives comprised of a grant of non-qualified stock options and a performance-based restricted stock opportunity;

•	Required stock ownership guidelines (including retention ratios and holding requirements);

•	Voluntary deferral of compensation per our non-qualified deferred compensation plan;

•	Supplemental retirement benefits;

•	Eligibility to receive severance benefits; and

•	Eligibility to receive benefits payable upon an actual or potential change in control of D&B.

We do not offer any special perquisites to our named executive officers beyond those that are generally available to all employees. We believe that special perquisites are entitlement-driven rather than performance-based and, therefore, do not fit within the objectives of our executive compensation program. Instead, we seek to attract and retain executive talent that is motivated by a competitive total compensation package which rewards for performance and the delivery of increased shareholder value.

In addition to the components listed above, our named executive officers are eligible to participate in certain benefit programs that are generally available to all of our U.S. employees including: our cash balance retirement plan (which was frozen as of July 1, 2007 for all participants and closed to new entrants), our qualified and supplemental defined contribution plans, our medical and dental benefits, our life, voluntary group accident, long-term disability, legal, and business travel accident insurance benefits, and our health care and dependent care spending accounts.

As part of its ongoing oversight, the C&BC has reviewed the value of all elements of our executive compensation paid on an annual basis (including the value of benefits generally available to all employees). They have also reviewed the full value of payments that may be made in the event of a named executive officer’s termination (discussed below as potential post employment compensation). Included in our total compensation review is an analysis of the wealth accumulation by our named executive officers through accrual of long-term equity, voluntary deferrals, and retirement benefits. This analysis was not used to make individual pay decisions. Instead, the C&BC used this review to ensure that the right programs are in place and that these programs are delivering appropriate levels of compensation. The values reviewed and provided in this analysis are based on consideration of company performance, individual performance, the named executive officer’s role and responsibility in the organization, competitive market practice and our strategic talent requirements.

Base Salary. Salary provides a base level of compensation commensurate with the named executive officer’s role in the organization, experience, skill, and job performance. With a significant portion of total compensation “at risk” or variable, base salaries provide the named executive officer with a fixed level of compensation related to the daily performance of his or her leadership role and responsibilities.

The base salary provided to the named executive officers is reviewed by the C&BC annually. Any adjustment to base salary is based on a number of factors and considerations including:

•	The market data for comparable executive positions in the compensation comparison group (described below);

•	The scope of responsibility and accountability within the organization;

•	Demonstrated leadership competencies and skills; and

•	Individual performance.

Target Annual Cash Incentive Opportunity. In addition to base salary, our named executive officers have the opportunity to earn an annual cash incentive that is tied to company and individual performance as discussed below. We offer this cash opportunity to reinforce the outcomes and behaviors necessary to meet or exceed our annual commitment to our shareholders and customers. We use above market median target annual cash incentives in setting the total cash compensation opportunity for our named executive officers. This pay positioning is deliberate, reflecting our view that a significant portion of cash should be “at risk. This at risk pay underscores our pay for performance objective. Emphasizing “at risk” compensation is an important factor in achieving our compensation objectives and in driving the performance of our company.

Company performance is an important component of our annual cash incentive. Our variable pay program rewards significant and sustained growth in revenue and earnings. We believe that consistent, year-over-year growth in revenue and earnings are the key drivers of increased shareholder value over the longer term. In keeping with that view, our annual cash incentive rewards achievement of company performance as measured by the following:

•

Financial results consistent with external guidance—growth in revenue, operating income, and earnings per share are the most important measures in our executive compensation program and carry the greatest weight because we believe that profitable revenue growth over time will create value for our shareholders. We fund our investments for growth by creating financial flexibility through reengineering.

•

Customer satisfaction—each year progress towards our aspiration to be “most trusted” is measured through improvements in the customer satisfaction index determined by the Voice of the Customer survey. We link the results of this survey to our executive compensation program because improving our customers’ experience and the value D&B provides is fundamentally about changing our behavior as leaders and as a company.

•

Strategy Execution—2007 represents the first time we explicitly incorporated the execution of our strategic plan into our executive compensation program. The strategic plan is designed to drive an increased level of revenue growth over the period 2008 to 2010. We made this change to ensure we achieve early progress in executing our strategy and in meeting our commitment to deliver 8-10% total revenue growth, and operating income growth of 10-12% over the 2008 to 2010 timeframe.

In 2006, we included employee satisfaction as gauged by the results of our Winning Culture survey as an important company performance measure. We did not include employee satisfaction as a measure in our 2007 compensation program because we were in the process of revising and updating our Winning Culture survey for reintroduction in 2008. Our goal is to ensure our survey focuses on employee engagement and outcomes that drive customer satisfaction and shareholder value.

In addition to company performance, individual leadership performance carries an important weight in our annual cash incentive. The success of our company is directly tied to strong leadership that drives results and creates shareholder value. We expect all employees, especially our named executive officers, to demonstrate behavior that is consistent with our principles-based leadership model. Feedback on these behaviors is provided through our quarterly Leadership Development Process.

On a quarterly basis, our Chairman and CEO evaluates the named executive officer’s attainment of specific team and individual goals and the demonstration of defined leadership competencies. Through this process, our Chairman and CEO assigns a specific goal and leadership rating to each named executive officer. Each named executive officer is assessed on:

•	Achievement of specific team and individual goals in support of our strategy and business objectives;

•

Progress towards leadership competencies that intensify our focus on the customer including establishing superior relationships, driving the future of the business, demonstrating a passion for winning and creating a high performing team. We view these leadership competencies as behaviors that are critical to driving performance and building our “Winning Culture”[1]; and

•	The leadership development action plan, which maps out the named executive officer’s tactical plan for continuing to build upon strengths and to improve areas of focus.

At year-end, the results of this assessment will adjust positively or negatively our named executive officer’s target annual cash incentive award for company performance. The Compensation & Benefits Committee, or C&BC, also performs a similar assessment of our Chairman and CEO after the conclusion of the fiscal year.

Long-term Equity Incentives. While cash is tied to the achievement of short- and intermediate-term results, equity is directly linked to the creation of increased shareholder value over the longer term. Approximately 53% of the target total compensation opportunity provided to our named executive officers in 2007 was equity-based. This emphasis reflects our view that there should be a close alignment between executive officer rewards and shareholder value creation.

Under our long-term incentive program, 50% of the total value of our named executive officer’s equity compensation is in the form of a maximum performance-based restricted stock opportunity with the remaining

[1]	For more information about “Winning Culture,” refer to Item 1. Business—Our Aspiration and Our Strategy—Winning Culture in our Annual Report on Form 10-K for the fiscal year ending December 31, 2007.

50% in the form of non-qualified stock options. Using both full value shares and stock options accomplishes important objectives of our executive compensation program:

•	Performance-based restricted stock reinforces our pay for performance objective in that it must be earned based on the same performance goals used in the annual cash incentive plan;

•	Restricted stock is also tied to longer term value through stock price appreciation; and

•

Stock options link the interests of our named executive officers with shareholders. Increased shareholder value over time is based on our success in executing our strategy and delivering significant, sustained growth year after year.

Stock Ownership Guidelines. Under the company’s stock ownership guidelines, our named executive officers and other members of senior management are expected to achieve over time a minimum level of ownership in our common stock. These guidelines were implemented to reinforce the objectives of our executive compensation program as follows:

•	Align senior executives’ individual financial interests with those of shareholders; and

•	Encourage senior executives to act like owners focused on longer term value creation.

The levels of stock ownership are a multiple of the executive officer’s salary. For our Chairman and CEO, the minimum level of stock ownership is six times salary. For members of our Global Leadership Team (currently an aggregate of 12 senior executives including our other named executive officers), the minimum level of stock ownership is four times salary. These multiples, which are above the general market median, demonstrate our senior executives’ commitment to D&B and their personal financial stake in the company.

Shares counted toward satisfaction of the ownership guideline include all stock owned outright, restricted shares, units in the D&B common stock fund of our 401(k) Plan, and one-half of vested stock options. There is no timeframe for achieving the ownership guideline. However, all executives covered by our stock ownership guidelines are expected to retain 100% of net shares resulting from equity compensation awards until the stock ownership guideline is achieved.

In 2007, we eliminated the one year hold and 50% net share retention requirement on shares sold by the covered executive that are in excess of the ownership guideline. Upon review of market practice and further examination of this requirement, we determined that it did not support the objectives of our executive compensation program. A second change made in 2007 is that all transactions in D&B securities by a covered executive can only take place through a written trading agreement. Requiring use of trading plans that comply with Rule 10b5-1 of the Securities Exchange Act further demonstrates our effort to ensure that D&B and its executives comply with insider trading laws.

Each year, the C&BC reviews the named executive officer’s status and progress towards achieving the stock ownership guideline. As of December 31, 2007, the stock ownership of each named executive officer was as follows:

Stock Ownership as a Percent of Guideline

(Meeting Guideline = 100%)

Steven W. Alesio	682%
Anastasios G. Konidaris (1)	71%
Sara Mathew	748%
Byron C. Vielehr	217%
James P. Burke	125%

(1)	Mr. Konidaris is new to his role and for that reason is making progress toward meeting the guideline. He was hired in 2005 and was promoted to the role of Senior Vice President and Chief Financial Officer in 2007.

Non-qualified Deferred Compensation. Our Key Employees’ Non-Qualified Deferred Compensation Plan is designed to provide our named executive officers and eligible key employees with an opportunity to defer receipt of current income into the future and/or to accumulate capital on a tax-deferred basis for a planned future event. This voluntary plan can also provide the officer with an effective tax planning vehicle and allow the officer to defer additional income for retirement. We offer this plan to provide a competitive and comprehensive total compensation package that is designed to attract and retain key executives. Under this plan, participants may defer payment of salary and annual cash incentive. Participation in the plan is voluntary. A further description of the plan is set forth below under the “Non-qualified Deferred Compensation Table.” In 2007, Mr. Alesio and Ms. Mathew were the only named executive officers who elected to participate in the plan.

Non-qualified Retirement Benefits. During 2007, our named executive officers were eligible to participate in two different non-qualified, unfunded pension plans: (1) our supplemental executive benefit plan, or SEBP, which was frozen as of July 1, 2007; and (2) our executive retirement plan, or ERP, which was adopted effective January 1, 2006 and was initially used for newly eligible participants.

The SEBP was designed to ensure the payment of a competitive level of retirement income and disability benefits in order to attract, retain and motivate selected executives of D&B. The SEBP was intended to help offset the compensation, contribution and benefit limitations in qualified plans that restrict the executive’s ability to accumulate an appropriate level of retirement income. The SEBP provides benefits in excess of those under our qualified cash-balance plan and the Pension Benefit Equalization Plan or PBEP.

As a result of a review of our retirement program in 2007, the C&BC approved freezing the SEBP effective July 1, 2007. Active SEBP participants were moved into the ERP and will receive the greater of the benefit provided under the SEBP as of June 30, 2007 or the under the ERP going forward. Pension reductions experienced by active SEBP participants were in line with the average reduction that was experienced by all other employees as a result of the freezing of the qualified Retirement Plan. The freezing of the SEBP and the transition of active participants into the ERP aligns with our compensation program objectives in that:

•	Participants will continue to see their pension increase over time, which will enable us to retain key talent;

•	Maintaining an executive retirement plan will help attract key talent; and

•	Maintaining an executive retirement plan is in line with current market practice.

The SEBP was offered to key management employees responsible for the management, growth or protection of the business of D&B as designated by the Chairman and CEO. Seven active employees of D&B, currently participate in the SEBP. A further description of the SEBP is set forth under the “Pension Benefits Table.”

The ERP was adopted effective January 1, 2006 as a result of management’s review of its executive pension plans. Like the SEBP, the ERP is designed to ensure the payment of a competitive level of retirement income and disability benefits in order to attract, retain and motivate selected executives of D&B. The ERP was introduced to provide an executive retirement benefit better aligned with current market practice. Against four specific design features, the ERP compares with the SEBP as follows:

Design Feature	SEBP	ERP
Benefit Accrual Rate	4% of average final compensation for each of the first 10 years of service; 2% of average final compensation for each year of service from 11 to 20	4% of average final compensation for each of the first 10 years of service

Maximum Benefit	60%	40%

Vesting Service Provision	100% after 5 yrs of employment (all D&B service counted)	100% after 5 yrs in the plan (eligible executive service only)

Early Retirement Reduction Factor	Discretionary	Mandatory

Change in Control Benefits. In the event of a change in control of D&B, unvested options become immediately vested and exercisable, restrictions on restricted stock and restricted stock units immediately lapse and other stock-based awards become payable as if targets for the current period were met at 100%. These provisions enable our named executive officers to make decisions in the best interest of our shareholders without concern over the impact of a change in control on their outstanding equity awards.

We have change in control agreements with each of our named executive officers to provide additional benefits if the officer is terminated in connection with a change in control of D&B. The level of benefits differs depending on whether or not the officer reports directly to our Chairman and CEO and is consistent with market practice, which shows that chief executive officers and their direct reports typically receive a greater level of benefits than lower level executives.

Our change in control agreements also provide a gross up for any payments that are subject to excise taxes under Section 280G of the Internal Revenue Code. A detailed description of the change in control agreements is set forth under the “Change in Control Agreements” section of this proxy statement.

We believe that the additional benefits provided by our change in control agreements are an important component of our named executive officer’s total compensation package and help protect shareholder interests in the event of a change in control. These benefits align the named executive officers’ individual financial interests with those of our shareholders. This enables our officers to make decisions in the interest of our shareholders without concern over the impact on them personally. In addition, the agreements provide an incentive for the named executive officers to continue their employment with D&B during the change in control event. Benefits are only paid if the named executive officer is terminated without cause (or resigns for good reason) following the change in control. The named executive officer will not receive any provided benefits if he or she voluntarily leaves D&B without good reason or is terminated prior to the change in control.

Severance Benefits. We also provide our named executive officers with severance benefits if their employment is terminated as a result of a reduction in force, job elimination, unsatisfactory job performance (not constituting cause) or a mutually agreed-upon resignation, in each case not related to a change in control of D&B. Severance benefits are provided through our Career Transition Plan, or CTP, in which all named executive officers other than Mr. Alesio participate. Mr. Alesio’s severance benefits are provided in his employment agreement.

We believe that severance benefits are an important component of our named executive officers’ total compensation package. They enable our program to remain competitive with the market for executive talent and they provide the named executive officer with the appropriate incentive to act in the best interests of shareholders.

As a result of our review of the CTP during 2007, a revised severance pay schedule and specific policy changes were approved by the C&BC and became effective for eligible terminations on or after January 1, 2008. As part of the evaluation of the CTP, we examined a number of sources including a customized survey and market data from outplacement and recruiting firms. Based on this review, the severance pay schedule was revised to reflect the intent of the CTP, which is to provide a reasonable bridge to new employment based on an employee’s salary and tenure. The new severance pay schedule is more in line with market practice, while still recognizing the value of our longer service team members.

Detailed descriptions of our severance plans and Mr. Alesio’s employment agreement are set forth under the “Employment, Change in Control and Severance Arrangements” section of this proxy statement.

External Benchmarking

Market data provides a reference and framework for decisions about the base salary, target annual cash incentives, and the appropriate level of long-term incentives to be provided to each named executive officer. However, due to year-over-year variability and the inexact science of matching and pricing executive jobs, we believe market data should be interpreted within the context of other important factors and should not be used as the sole criteria in determining a specific pay level. Therefore, in setting the target pay for named executive officers, market data is reviewed along with other factors, including: the scope of responsibility and accountability within the organization, prior experience, competencies, skills, and individual performance. Given the limitations of obtaining competitive data on wealth accumulation through equity gains, deferred compensation and post-employment compensation, the C&BC may elect not to use all comparative information in making its compensation decisions.

Market data also helps ensure our other executive compensation program components are competitive with market practice and trends. Therefore, we periodically review our stock ownership guidelines, deferred compensation plan, and supplemental retirement, severance, and change in control benefits against both our compensation comparison group as well as general industry.

Compensation Comparison Group. Our compensation comparison group includes 19 companies in financial services and business information and technology services. In consultation with Hewitt Associates, our independent third-party compensation consultant, the C&BC used these companies for the compensation comparison group because they are broadly within the size range of D&B; have executive positions comparable to those of D&B requiring a similar set of management skills and experience; and/or are representative of organizations that compete with us for business or executive talent.

For 2007, the companies that comprised our compensation comparison group and the primary focus of our annual review of market data included:

2007 Compensation Comparison Group

CA Incorporated	IMS Health Incorporated
CDW Incorporated	Info USA
Ceridian Corporation	McGraw-Hill Companies
ChoicePoint Incorporated	NCR Corporation
Convergys Corporation	Nielsen Company
Dow Jones & Company	Northern Trust Corporation
Equifax Incorporated	The Thomson Corporation
First Data Corporation	Tribune Company
Fiserv Incorporated	Unisys Corporation
Global Payments Incorporated

Four companies were deleted from the 2007 compensation comparison group as compared to 2006 and one company was added: Acxiom Corporation, DST Systems, Sabre Holdings and Visa International are no longer in our comparison group since compensation data was no longer available; and NCR Corporation was added to ensure we maintained an appropriate sampling of companies that fit our criteria specified above.

Benchmarking Process. Each year we review our pay positioning and performance versus our compensation comparison group. As noted in the “Corporate Governance” section of this proxy statement, the C&BC retained the services of Hewitt Associates to perform this review.

As in past years, in 2007 we analyzed:

•	Base salary;

•	Target cash incentive;

•	Target total cash (i.e., base salary plus target cash incentive);

•	Actual total cash (i.e., base salary plus earned cash incentive);

•	Long-term incentives;

•	Target total compensation (i.e., target total cash plus long-term incentives); and

•	Actual total compensation (i.e., actual total cash plus long-term incentives).

Analyses covered both unadjusted and regression size-adjusted data (adjusted for revenue size and market capitalization) to provide a comprehensive perspective of market pay. We focus on unadjusted data because we recruit new executive talent to grow our business from financial services, business information and technology services companies regardless of size. In addition, we strongly believe that there should be a link between a company’s performance and its pay levels. Therefore, we also analyzed the relationship between executive officer compensation and company performance over 1-year and 3-year periods. This review focused on measures of growth (i.e., operating profit, earnings per share, and revenue), efficiency (i.e., return on sales and cash flow margin), and shareholder value creation (i.e., total shareholder return).

The analyses grouped pay and performance into one of four quartiles with the 1st quartile being the lowest quartile and the 4th quartile being the highest. The following summarizes the results of our 2007 analyses of how our actual pay for the CEO and other Section 16 reporting persons links to performance relative to the compensation comparison group:

•

Our base salary levels are in the 2nd quartile and generally align with our company size (i.e., market capitalization in the 2nd quartile and revenue in the 1st quartile), which is appropriate since salary does not vary based on company performance;

•

Target and actual total cash are in the 3rd quartile and align well with most growth measures, where we also rank in the 3rd quartile; both, however, are low relative to efficiency measures, where we generally rank in the top quartile; and

•

Target and actual total compensation are in the 3rd quartile and align well with most growth measures, where we also rank in the 3rd quartile; both, however, are low relative to efficiency measures and total shareholder return, where we are in the top performance quartile.

Base Salary

As noted above, the base salary provided to our named executive officers is reviewed by the C&BC annually and any adjustment to base salary is based on a number of factors and considerations. Based on the C&BC’s review, the named executive officers received base salary increases in 2007 as follows:

			Base Salary		Increase %
Name	Rationale	Market Position	From	To		Effective
Steven W. Alesio	In recognition of the strong financial performance and focused strategic direction of the company under his leadership as Chairman and CEO	Below median	$800,000	$870,000	8.8%	1/1/2007

Anastasios G. Konidaris	In recognition of his promotion to Senior Vice President and Chief Financial Officer	Below median	$325,000	$375,000	15.4%	3/1/2007

Sara Mathew	In recognition of her promotion to President and Chief Operating Officer	Below median	$500,000	$560,000	12.0%	3/1/2007

Byron C. Vielehr	In consideration of his role in refining our technology operating model so that it better aligns with the needs of our customers, his success in driving operational excellence, and the market for and importance of technical leadership in driving our strategy execution	Above 65th percentile	$325,000	$375,000	15.4%	1/1/2007

James P. Burke	In consideration of his global solutions role which includes product development, pricing, DUNSRight ™ strategy and the brand across all segments, his ownership of two stakes of our strategy: risk and integration, and his responsibility for $900 million of global solutions revenue	Between median and 65th percentile	$360,000	$425,000	18.1%	1/1/2007

Annual Cash Incentive Plan

Through the annual cash incentive plan, a majority of 2007 target total cash compensation was “at risk” since payment was based on performance against predetermined annual measures. This “at risk” apportionment applies to the named executive officers as a group. As noted earlier, individual “at risk” compensation varies based on the named executive officer’s role, level of responsibility in the organization and market data for comparable jobs in the compensation comparison group.

The performance measures for 2007 were set in February of 2007 by the C&BC after review and approval by the Board of Directors of our 2007 business plan.

Our named executive officers were designated by the C&BC as participants in our Covered Employee Cash Incentive Plan, or CIP, which is a shareholder approved plan.

Maximum Incentive Opportunity. On February 22, 2007, the C&BC established a maximum annual cash incentive opportunity of eight-tenths of one percent of our 2007 earnings before taxes for our Chairman and CEO and five-tenths of one percent of our 2007 earnings before taxes for each of our other named executive officers.2 Actual annual cash incentive payouts to our Chairman and CEO and our other named executive officers were less than these maximums as described below. In 2007, our earnings before taxes were $426.3 million. Therefore, the maximum annual cash incentive opportunity for our Chairman and CEO was $3,401,600 and for our other named executive officers the maximum was $2,126,000 per participant. The amounts determined by this formula represent the maximum value of the cash incentive that could have been paid to each of our named executive officers in 2007.

We established the maximum incentive opportunity in an effort to comply with the performance-based exemption available under Section 162(m) and to enhance the likelihood that any cash amounts paid to our named executive officers under the CIP will be fully deductible. We believe that the measure of earnings before taxes links directly to our objective of rewarding for financial goals that will drive shareholder value creation.

Actual Incentive Payout Targets. In determining whether to award the maximum annual cash incentive generated by the pre-tax earnings formula, the C&BC also considered performance against four measures or goals weighted as follows:

•	30%—Company-wide core revenue growth;

•	30%—Growth in earnings per share before non-core gains and charges, operating income before non-core gains and charges, and reengineering results;

•	30%—Strategy execution goal; and

•	10%—Customer satisfaction (an index measured by our Voice of the Customer Survey).

The above 60% weight allocated to growth in revenue, earnings per share, operating income, and reengineering results is linked to our short-term or annual objective to provide profitable revenue growth on a sustained basis. Our strategy execution goal and customer satisfaction goal, assigned a total weight of 40%, are tied to our intermediate-term objective of an increased level of revenue growth over the period 2008 to 2010. They are also linked to our aspiration to become “the most trusted source of commercial insight so our customers can decide with confidence.” In our view, the allocation of these weights balances our commitment to achieve short-term results with our commitment to deliver intermediate-term strategic objectives.

[2]

For information regarding our earnings before taxes, refer to Income before Provision for Income Taxes in Item 8. Financial Statements and Supplementary Data—Consolidated Statement of Operations of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

A target level of performance was established for each goal that, if achieved, provides the target incentive opportunity for that measure (e.g., if the company-wide core revenue growth target is attained, our named executive officers will earn 30% of their target incentive opportunity). Achievement below the target results in a below-target or no incentive payout for that measure. Achievement above the target yields a larger incentive payout for such measure. The potential range of incentive payout for each performance goal was 0% to 200% resulting in a potential annual cash incentive payment between 0% and 200% of the target incentive for each named executive officer.

Individual Performance Adjustments. Actual cash incentive payments made to each named executive officer (other than our Chairman and CEO) were subject to a discretionary adjustment based on attainment of specific team and individual goals and the demonstration of defined leadership competencies as assessed by our Chairman and CEO. The C&BC approves all discretionary adjustments upon recommendation from and after discussion with our Chairman and CEO. The C&BC also performs a similar assessment of our Chairman and CEO and approves any adjustments based on that assessment. Such adjustments may positively or negatively impact the final award to the named executive officer for company performance. In no instance, however, will such adjustments exceed the maximum annual cash incentive opportunity generated by the pre-tax earnings formula described above. The C&BC may also approve adjustments to performance goals to exclude the impact of non-core gains and charges or extraordinary items.

Attainment of 2007 Performance Measures. In 2007, results against the four measures or goals that the C&BC used to evaluate the level of the named executive officers’ annual incentive payout for our performance were as follows:

•

Total and core revenue growth of 6% before foreign exchange and before the impact of acquisitions[3], which was within our range of external guidance of 6% to 8%, albeit at the lower end of the range. The C&BC assessed this result below the middle of the incentive payout range for this goal.

•

EPS growth of 17%[4] or $4.64, which was above our range of external guidance of 13% to 16% or $4.49 to $4.61; operating income growth of 9%[4], which was within our external guidance of 8%[4] to 10% and included dilution from acquisitions and accelerated investment spending; and reengineering results that slightly exceeded expectations and produced $80 million in year financial flexibility at substantially lower cost. The C&BC assessed these results at the high end of the incentive payout range for this goal.

•

Our strategy execution goal exceeded our expectations and resulted in the contribution of two points of growth for 2008 from acquisitions or joint ventures in each of our three strategic stakes. In addition, we

[3]

We achieved reported 2007 total and core revenue growth of 8% determined in accordance with generally accepted accounting principles, or GAAP, up 6% before the effect of foreign exchange and before the impact of acquisitions. See Schedule I to this proxy statement for a quantitative reconciliation of total and core revenue in accordance with GAAP and the effects of foreign exchange, acquisitions and revenue from discontinued operations—our Italian Real Estate Data Business—on the 2007 total and core revenue growth rate. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business” in our Form 10-K for the year ended December 31, 2007 for a discussion of why we use core revenue growth before the effects of foreign exchange and why management believes this measure provides useful information to investors.

[4]

We achieved 2007 reported EPS growth of 35% and operating income growth of 8% on a GAAP basis. See Schedule II and III to this proxy statement for a quantitative reconciliation of reported EPS and operating income respectively in accordance with GAAP to EPS before non-core gains and charges for the 2007 and 2006 fiscal years. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business” in our Form 10-K for the year ended December 31, 2007 for a discussion of why we use EPS before non-core gains and charges and why management believes this measure provides useful information to investors.

made strong progress increasing our strategic capabilities. The C&BC assessed these results at the high end of the incentive payout range for this goal.

•

Our Customer Satisfaction goal did not meet our expectations as our Voice of the Customer Survey remained flat versus an improvement goal of 4 percentage points. The C&BC assessed this result and no payout was made. In addition, a negative adjustment was made.

In addition to the quantitative results, the C&BC also considered certain qualitative factors. These factors include the quality of revenue and earnings, consistency of results, our ability to invest in the business, planning and leadership, and reengineering performance, and no adjustment was made.

Based on both the quantitative and qualitative assessments, the C&BC determined the payout for 2007 company performance to be 125% of the target annual cash incentive opportunity. This payout for company performance was combined with any positive or negative discretionary adjustment for individual performance to determine the 2007 annual cash incentives as shown in the “Non-equity Incentive Plan Compensation” column of the “Summary Compensation Table.” The table below summarizes how the final payouts to the named executive officers were determined.

2007 Annual Cash Incentive

		Award for Company Performance		Final Award Including Adjustment for Individual Performance (Reported in “Summary Compensation Table” in “Non- equity Incentive Plan Compensation” column)
Executive Officer	Target	% of Target	Amount
Steven W. Alesio	$1,131,000	125.00%	$1,413,750	$1,875,000
Anastasios G. Konidaris	$281,250	125.00%	$351,562	$351,562
Sara Mathew	$644,000	125.00%	$805,000	$1,006,250
Byron C. Vielehr	$300,000	125.00%	$375,000	$468,750
James P. Burke	$340,000	125.00%	$425,000	$425,000

The final award approved by the C&BC for Mr. Alesio included an adjustment for his continued strong leadership, which increased total shareholder return 16% on average over the three-year period that Mr. Alesio has served as Chief Executive Officer, including 8% in 2007. In assessing Mr. Alesio’s performance, the C&BC considered:

•	the delivery of consistent double digit earnings per share growth;

•	meeting our external guidance commitment on operating income, revenue growth, and free cash flow;

•	the completion of major top-line growth initiatives tied to our strategy including early progress on our three strategic stakes and strong progress in advancing our key strategic capabilities;

•	the development of senior leadership talent both at the top of the organization and the bench strength just below; and

•	the creation of a very sound internal economic environment where we were able to invest all of the funds we planned for future growth.

The final award approved by the C&BC for Ms. Mathew included an adjustment for her superior leadership of the United States market which delivered top-line revenue growth of 7.2%, for the achievement of significant revenue growth from our Acxiom capability including strong progress in two of our three strategic stakes (integration and internet), and for her significant skill development as a senior leader of the company. The final award approved by the C&BC for Mr. Vielehr included an adjustment for his strong leadership in 2007 in delivering key milestones related to our technology strategy and for his significant progress in developing and advancing the capabilities of the technology leadership team. No adjustments were made to the final awards approved by the C&BC for Messrs. Konidaris and Burke.

Long-term Equity Incentives

For 2007, long-term equity incentive compensation represented the largest component of the total compensation awarded to our named executive officers. The equity compensation was comprised of a grant of stock options (50% of the total long-term incentive value) and a maximum performance-based restricted stock opportunity (the remaining 50% of the total long-term incentive value).

In determining the amounts of the equity compensation awarded, the C&BC considered a variety of factors including: individual performance, competencies, skills, prior experiences, scope of responsibility and accountability within the organization, and our above market median pay positioning for variable pay versus comparable executive data in the compensation comparison group.

2007 Stock Option Grant. Comprising 50% of the total value of their 2007 equity-based compensation, stock option grants were made on February 8, 2007 as shown in the Grants of Plan Based Awards Table. These grants were approved by the C&BC at its meeting on January 29, 2007. The timing of the stock option grants was consistent with our practice since 2003 to have annual grants of stock options to all employees reviewed and approved by the C&BC at its first meeting of the year and to set the grant date associated with those options as five business days after our annual earnings release. In this way, information about our most recent performance has been made public and that news is reflected in the stock price used to determine the exercise price of the stock options.

In addition to the February 8, 2007 grant of 9,100 stock options, Mr. Konidaris received a grant on March 1, 2007 of 2,500 stock options in recognition of his promotion to Senior Vice President and Chief Financial Officer of the company. This additional grant was approved by the C&BC at its meeting on February 22, 2007.

The exercise price of the stock options is the fair market value of D&B stock on the date of grant (i.e., mean of high and low trading prices). All stock options vest in four equal installments commencing on the first anniversary of the grant and have a ten year term. We believe that this vesting schedule and option term, in conjunction with our stock ownership guidelines, allows the executive to build ownership in D&B over time.

The number of stock options granted to the named executive officers in 2007 is shown in the “All Other Option Awards: Number of Securities Underlying Options” column of the “Grants of Plan-based Awards Table” and the SFAS No. 123R full fair value associated with these stock option grants and the dates of grant are shown in the “Grant Date Fair Value of Stock and Option Awards” column of the same table which follows this report.

2007 Performance-based Restricted Stock Opportunity. At its meeting on January 29, 2007, the C&BC set a maximum dollar value for each named executive officer’s restricted stock opportunity as set forth in the “Grants of Plan-based Awards Table.” This dollar value represents the maximum dollar value of shares of restricted stock that our named executive officers could be awarded in 2008 based on attainment of the same company performance goals set forth under the CIP during 2007. In recognition of his promotion to Senior Vice President and Chief Financial Officer, maximum dollar value for Mr. Konidaris’ 2007 performance-based restricted stock opportunity was increased by $65,100 from $234,900 to $300,000 by the C&BC at its meeting on February 22, 2007.

Based on attainment of these goals, on February 22, 2008, our named executive officers received awards of restricted stock. The number of shares of restricted stock granted is determined by dividing the dollar value earned by the average fair market value (i.e., mean of high and low trading prices) of our common stock in a 30-day period prior to the C&BC meeting and approval date and applying a 12.7% discount for the risk of forfeiture. Following the grant date, the restricted stock is subject to time-based vesting as follows: 20% on the first anniversary of the grant, 30% on the second anniversary of the grant and 50% on the third anniversary of the grant.

The performance-based restricted stock award earned for 2007 was granted after the conclusion of the fiscal year and will be reported in our 2009 proxy statement. For each of the named executive officers, the awards of restricted stock were as follows:

	Maximum Opportunity	Award As % of Maximum Opportunity	Number of Restricted Shares Granted
Steven W. Alesio	$1,766,700	100.0%	23,468
Anastasios G. Konidaris	$300,000	100.0%	3,985
Sara Mathew	$861,200	100.0%	11,439
Byron C. Vielehr	$350,000	100.0%	4,649
James P. Burke	$350,000	100.0%	4,649

2007 Restricted Stock Grant. On February 22, 2007, the C&BC approved grants of restricted stock based on each named executive officer’s 2006 performance-based restricted stock opportunity. For 2006, the performance-based restricted stock grant for each of the named executive officers was as follows:

	Maximum Opportunity	Award As % of Maximum Opportunity	Number of Restricted Shares Granted
Steven W. Alesio	$1,847,300	100.0%	25,005
Anastasios G. Konidaris	$234,900	100.0%	3,179
Sara Mathew	$861,200	100.0%	11,657
Byron C. Vielehr	$350,000	100.0%	4,737
James P. Burke	$350,000	83.4%	3,952

These awards were contingent on our 2006 performance against the same measures and performance goals that were used by the C&BC in determining payout under the 2006 annual cash incentive plan as described in our 2007 proxy statement. These restricted stock awards are subject to the same vesting schedule as the grants made in 2008 as described above.

The number of shares granted relative to this 2006 performance-based restricted opportunity is shown in the “All Other Stock Awards: Number of Shares of Stock or Units” column of the “Grants of Plan-based Awards Table” and the SFAS No. 123R full fair value associated with these restricted stock grants is also shown in the “Grant Date Fair Value of Stock and Option Awards” column of the same table.

Special 2007 Equity Grant. Retention of key executives is critical to the achievement of our strategic objectives. In recognition of that principle, we may periodically make special equity grants to executives we deem critical to our current and future success. We consider such grants as important investments in the company’s future.

On March 1, 2007 Ms. Mathew was promoted to President and Chief Operating Officer. Ms. Mathew joined D&B in August 2001 as Chief Financial Officer. Since then, she has assumed additional executive assignments, while retaining her CFO role. Ms. Mathew has been instrumental in helping lead the company to deliver consistently on its strong financial commitments to shareholders. In January 2006, Ms. Mathew was given added responsibilities as President—International and in September 2006, she became President—U.S. Ms. Mathew has been a partner in driving the transformation of D&B over the past 5 years. In her new role, she now leads our company’s operations with additional responsibility to assist the Chairman and CEO in directing strategy execution on behalf of the whole company.

In light of her key role and in recognition of her retention value to the company, on February 22, 2007, our Chairman and CEO recommended and the C&BC approved a special stock option grant to Ms. Mathew of 50,000 options valued at approximately $1,000,000. This special grant was effective March 1, 2007, coincident with her promotion, and vests in the same manner as described above for the 2007 stock option grant.

Employment Agreement with Mr. Alesio

Effective December 13, 2007, Mr. Alesio’s existing employment agreement was amended in connection with our desire to extend his employment with the company for an additional three years through December 31, 2010. Mr. Alesio has served as our Chief Executive Officer since January 1, 2005 and as our Chairman of the Board since May 31, 2005. The terms of this amendment to Mr. Alesio’s employment agreement were established and approved by the C&BC, with input from external legal counsel and from Hewitt Associates, our independent compensation consultant. For a further description of the terms of Mr. Alesio’s employment agreement, refer to the “Overview of Employment, Change in Control and Severance Arrangements” section of this proxy statement.

Tax Deductibility

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain officers unless certain specific and detailed criteria are satisfied. The C&BC believes that it is generally desirable and in the best interests of D&B to deduct compensation payable to our named executive officers. In this regard, the C&BC considers the anticipated tax treatment to D&B and our named executive officers in its review and establishment of compensation programs and payments. The annual cash incentive program described above is intended to comply with the performance-based exemption available under Section 162(m) in order to enhance the likelihood that these amounts will be fully deductible. However, notwithstanding the C&BC’s efforts, no assurance can be given that compensation will be fully deductible under Section 162(m). In certain instances the C&BC has determined that it will not necessarily seek to limit compensation to that deductible under Section 162(m).

Section 409A of the Internal Revenue Code

The passage of the American Jobs Creation Act of 2004 added Section 409A to the Internal Revenue Code. Section 409A placed a number of restrictions on non-qualified deferred compensation plans such as our Key Employees’ Non-Qualified Deferred Compensation Plan, Supplemental Executive Benefit Plan, Executive Retirement Plan, severance plans and change in control agreements. The key restrictions include a six-month delay in the receipt of certain non-qualified payments upon termination and limiting an executive’s ability to make changes in the timing and payment options. As a result certain benefits discussed in this proxy statement may be subject to a six-month delay.

REPORT OF THE COMPENSATION & BENEFITS COMMITTEE

We have reviewed and discussed with management of D&B the Compensation Discussion & Analysis section of this proxy statement. Based on our review and discussions, we recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2007.

Compensation & Benefits Committee

Michael R. Quinlan, Chairman

Austin A. Adams

John W. Alden

Christopher J. Coughlin

Victor A. Pelson

Sandra E. Peterson

Michael J. Winkler

February 21, 2008

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned and paid by D&B and our subsidiaries during or with respect to the fiscal years ended December 31, 2007 and December 31, 2006 to the Chairman and CEO; the CFO; and each of the other three most highly compensated executive officers. All of these individuals are collectively referred to as the named executive officers.

Name and Principal Position	Year	Salary ($) (3)	Bonus ($)	Stock Awards ($) (4) (5)	Option Awards ($) (6)	Non-equity Incentive Plan Compensation ($) (3) (7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (8)	All Other Compensation ($) (9) (10)		Total ($)
Steven W. Alesio	2007	870,000	0	2,135,328	2,691,197	1,875,000	1,549,670	42,634	(11)	9,163,830
Chairman and Chief Executive Officer	2006	800,000		1,780,773	2,323,748	1,619,000	1,745,203	31,650		8,300,374

Anastasios G. Konidaris	2007	366,666	0	272,323	233,268	351,562	127,698	10,796		1,362,314
Senior Vice President and Chief Financial Officer (1)

Sara Mathew	2007	550,000	0	1,028,546	1,434,777	1,006,250	554,496	29,730		4,603,799
President and Chief Operating Officer (2)	2006	500,000	0	878,315	1,241,227	695,313	534,693	35,583		3,885,130

Byron C. Vielehr	2007	375,000	0	712,865	480,599	468,750	234,889	13,275		2,285,378
Senior Vice President, Technology and Chief Information Officer	2006	325,000	0	332,816	401,452	375,469	122,103	76,192	(12)	1,633,033

James P. Burke	2007	425,000	0	726,663	295,710	425,000	226,279	15,950		2,114,602
Senior Vice President, Global Solutions and Chief Marketing Officer	2006	360,000	0	392,250	224,769	240,300	152,946	21,230		1,391,495

(1)	Mr. Konidaris became a named executive officer when he became Senior Vice President and Chief Financial Officer, effective March 1, 2007.
(2)	Ms. Mathew became President and Chief Operating Officer, effective March 1, 2007.
(3)	The amounts shown have not been reduced by any deferrals in 2006 or 2007 that the named executive officers may have made under qualified or non-qualified deferred compensation plans offered by D&B.
(4)	Amounts shown represent the dollar amount of compensation cost recognized over the requisite service periods (2006 and 2007) as described in SFAS No. 123R. For more information about our adoption of SFAS No. 123R and information on how we value stock-based awards (including assumptions made in such valuation), refer to our Annual Report on Form 10-K for the fiscal years ending December 31, 2006 and December 31, 2007, Notes to Consolidated Financial Statements, Note 11. Employee Stock Plans. These assumptions may or may not be fulfilled.
(5)	The terms of the restricted stock grants to the named executive officers provide for the payment of dividends at the same rate established from time to time for our common stock. We did not pay any dividends on our common stock in 2006, but began paying dividends in 2007. If a named executive officer is terminated due to retirement, death or disability, any unvested shares become fully vested as of the termination date for shares granted at least one year prior to the termination date (all of the named executive officers are currently past the one year anniversary of the grant date). If a named executive officer is terminated for cause or resigns without good reason and does not resign due to retirement, death or disability, the named executive officer will forfeit all rights to any interests in the unvested restricted shares. Per Mr. Alesio’s employment agreement and 2005 grant agreement, if his employment terminates without cause or for good reason, any unvested restricted stock from his 2005 grant will become fully vested as of the employment termination date. Per Mr. Alesio’s 2006 grant agreement, any unvested restricted stock would be forfeited in the event of termination without cause or for good reason.
(6)

Amounts shown represent the dollar amount of compensation cost recognized over the requisite service periods (2006 and 2007) as described in SFAS No. 123R. For more information about our adoption of SFAS No. 123R and information on how we value stock-based awards (including all assumptions made in such valuation), refer to our Annual Report on Form 10-K for the fiscal years ending December 31, 2006 and December 31, 2007, Notes to Consolidated Financial Statements, Note 11. Employee Stock Plans. These assumptions may or may not be fulfilled. The amounts shown cannot be considered predictions of future value. In addition, the options will gain value only to the extent the stock price exceeds the option exercise price during the life of the option.
(7)	The amounts shown represent non-equity incentive plan payments received by the named executive officers pursuant to the CIP during the applicable year. For 2007, these cash awards were earned in the 2007 performance year and paid on February 20, 2008. Expressed as a percentage of their target annual cash incentive opportunity, awards were as follows: Mr. Alesio—165.8%; Mr. Konidaris—125.0%; Ms. Mathew—156.3%; Mr. Vielehr—156.3%; and Mr. Burke—125.0%.
(8)	Amounts represent the aggregate increase in the actuarial value of the named executive officers’ qualified and non-qualified defined benefit plans accrued during the applicable year. These plans include the D&B Retirement Account Plan, or Retirement Plan, the Pension Benefit Equalization Plan, or PBEP, the Profit Participation Benefit Equalization Plan, or PPBEP, the Supplemental Executive Benefit Plan, or SEBP and the Executive Retirement Plan, or ERP. In 2006 and 2007 no executive received above-market or preferential earnings on non-qualified deferred compensation plan benefits.
(9)	The amounts shown represent our aggregate annual contributions for the account of each named executive officer under the 401(k) Plan, and the Profit Participation Benefit Equalization Plan, or PPBEP, which plans are open to substantially all U.S. employees of D&B and certain of our subsidiaries. The 401(k) Plan is a tax-qualified defined contribution plan and the PPBEP is a non-qualified defined contribution plan that provides benefits to participants in the 401(k) Plan equal to the amount of our contributions that would have been made to the participants’ 401(k) Plan accounts but for certain federal tax laws.
(10)	We do not offer perquisites or other personal benefits to our named executive officers in excess of those offered to all employees generally.
(11)	Includes $12,559 in legal fees which we paid on behalf of Mr. Alesio pursuant to the terms of his employment agreement for Mr. Alesio’s representation in connection with the June 29, 2007 and December 31, 2007 amendments to his employment agreement.
(12)	Includes $68,861 in connection with Mr. Vielehr’s relocation in accordance with our U.S. domestic relocation program; $2,694 was for the moving of household goods, $48,695 was for fees and closing costs associated with the purchase of a house; and $17,472 was for tax assistance.

In connection with the Summary Compensation Table, the following chart below indicates the proportion of base salary, non-equity incentive plan compensation, and stock and option awards for 2007 for each of the named executive officers separately as a percentage of total compensation:

Salary, Non-equity Incentive Plan Compensation, and Stock and Option Awards as a Percent of Total Compensation (excluded from the amounts and percentages below are the values in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” and “All Other Compensation” columns)

Name	Salary		Non-equity Incentive Plan Compensation		Stock & Option Awards		Total Compensation
	$	%	$	%	$	%	$	%
Steven W. Alesio	870,000	9.5%	1,875,000	20.5%	4,826,525	52.7%	9,163,830	100%
Anastasios G. Konidaris	366,666	26.9%	351,562	25.8%	505,592	37.1%	1,362,314	100%
Sara Mathew	550,000	11.9%	1,006,250	21.9%	2,463,323	53.5%	4,603,799	100%
Byron C. Vielehr	375,000	16.4%	468,750	20.5%	1,193,464	52.2%	2,285,378	100%
James P. Burke	425,000	20.1%	425,000	20.1%	1,022,373	48.3%	2,114,602	100%

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth a summary of all grants of plan-based awards made to our named executive officers during the fiscal year ended December 31, 2007:

Name	Grant Date (1)	Committee Approval Date (1)	Estimated Possible Payouts Under Non-equity Incentive Plan Awards (2)		Estimated Future Payouts Under Equity Incentive Plan Awards (3)		All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)	Grant Date Fair Value of Stock and Option Awards (6)	Exercise or Base Price of Option Awards ($/sh) (7)	DNB Closing Price on Grant Date ($/sh)
			Target ($)	Maximum ($)	Target ($)	Maximum ($)
Steven W. Alesio	01/01/07	12/14/06	1,131,000	2,262,000
	02/08/07	01/29/07						68,100	1,478,061	88.04	88.14
	02/23/07	02/22/07					25,005		2,105,733		90.82
		01/29/07			—	1,766,700

Anastasios G. Konidaris	01/01/07	12/14/06	281,250	562,500
	02/08/07	01/29/07						9,100	189,826	88.04	88.14
	02/23/07	02/22/07					3,179		248,589		90.82
	03/01/07	02/22/07						2,500	50,103	88.33	89.36
		01/29/07			—	300,000

Sara Mathew	01/01/07	12/14/06	644,000	1,288,000
	02/08/07	01/29/07						33,200	692,554	88.04	88.14
	02/23/07	02/22/07					11,657		911,546		90.82
	03/01/07	02/22/07						50,000	1,002,057	88.33	89.36
		01/29/07			—	861,200

Byron C. Vielehr	01/01/07	12/14/06	300,000	600,000
	02/08/07	01/29/07						13,500	281,611	88.04	88.14
	02/23/07	02/22/07					4,737		370,421		90.82
		01/29/07			—	350,000

James P. Burke	01/01/07	12/14/06	340,000	680,000
	02/08/07	01/29/07						13,500	281,611	88.04	88.14
	02/23/07	02/22/07					3,952		309,036		90.82
		01/29/07			—	350,000

(1)	The stock option awards granted on February 8, 2007 were approved by the C&BC at its meeting on January 29, 2007. This process is consistent with our practice since 2003 to have annual grants of stock options to all employees reviewed and approved by the C&BC at its first meeting of the year (normally the end of January) and to set the grant date associated with those options as five business days after our annual earnings release. In this way, information about our most recent performance has been made public and that news is reflected in the stock price used to determine the exercise price of the stock options.

The stock option awards granted on March 1, 2007 were approved by the C&BC at its meeting on February 22, 2007, contingent upon the Board of Directors approving new leadership roles for Ms. Mathew and Mr. Konidaris at its meeting on February 23, 2007.

The restricted stock grants awarded on February 23, 2007 were approved by the C&BC at its meeting on February 22, 2007. This process is consistent with our practice since 2005 (our first grant of restricted stock relative to our performance-based restricted stock opportunity) of having annual grants of restricted stock to all participants reviewed and approved by the C&BC at its February meeting and to set the grant date associated with those restricted shares as the next trading day. In this way, management has adequate time to assess the prior year’s performance of the approximately 210 participants in our program. In addition, information about our most recent performance has been made public and that news is reflected in the stock price on the date of grant.

(2)	The amounts shown represent the range of non-equity incentive opportunities for each named executive officer under our annual cash incentive plan, or CIP. This plan is described in the “Compensation Discussion & Analysis” above.

On February 22, 2007, the C&BC designated the named executive officers as participants in the CIP and established a maximum annual cash incentive opportunity of eight-tenths of one percent of our 2007 earnings before taxes for our Chairman and CEO and five-tenths of one percent of our 2007 earnings before taxes for each of our other named executive officers.

In determining whether to award at year-end the maximum annual cash incentive generated by the pre-tax earnings formula, the C&BC also established four measures or goals of our performance weighted as follows: 30% to revenue growth; 30% to growth in EPS, operating income and reengineering; 30% to strategy execution goals; and 10% to customer satisfaction. A target level of performance was established for each performance goal, which would result in a full incentive payout being earned if the target for the measure was achieved. Achievement below the target would result in a smaller or no incentive payout for that measure and achievement above the target would yield a larger incentive payout. The potential range of incentive payout for each performance goal was 0% to 200% of target; the amounts shown are the target (100%) and maximum (200%) aggregate amounts for the four performance goals. The threshold or minimum level of payment is 0%.

Under our 2007 annual cash incentive plan, payouts to individual named executive officers were subject to a discretionary adjustment based on the named executive officer’s attainment of specific team and individual goals and the demonstration of defined leadership competencies. Such adjustments could positively or negatively impact the final award to the named executive officer for our performance. However, the total incentive payout for the four company performance goals plus any individual discretionary adjustment could not exceed the maximum annual cash incentive opportunity generated by the pre-tax earnings formula as described above. A detailed description of these non-equity plan-based awards is set forth above in our “Compensation Discussion & Analysis.”

(3)	For 2007, each named executive officer had the opportunity to be awarded a grant of restricted stock after the conclusion of the fiscal year. Such awards were based on performance against the same company goals used by the C&BC in determining payout under the CIP described above in footnote 2 and in our “Compensation Discussion & Analysis” including the discretionary adjustment component for individual performance. The 2007 performance-based restricted stock opportunity was a maximum opportunity expressed in dollars, not a number of shares, as noted in the table above. Relative to the maximum opportunity, the threshold or minimum level of payment is 0% and target is not an applicable parameter under our plan. Awards were determined by the C&BC at its meeting on February 21, 2008; the dollar value and number of shares actually granted for each named executive officer’s award is noted in our “Compensation Discussion & Analysis” above and will be reported as an equity grant in our 2009 proxy statement as part of 2008 compensation.

Based on performance, the actual award could be equal to or less than this maximum opportunity, but would never be greater than this maximum opportunity. After the performance period, the dollar amount awarded to the named executive officer was converted into a grant of restricted stock. The actual number of shares of restricted stock granted is determined by dividing the dollar value earned by the average fair market value (i.e., mean of high and low trading prices) of our common stock in a 30-day period prior to the C&BC meeting and approval date and applying a 12.7% discount for the risk of forfeiture. The restricted stock grants vest as follows: 20% on the first anniversary of the date of grant, an additional 30% on the second anniversary of the date of grant and the remaining 50% on the third anniversary of the date of grant. A detailed description of these equity plan-based awards is set forth above in our “Compensation Discussion & Analysis.”

(4)	The restricted stock amounts shown with a grant date of February 23, 2007 were granted under our Stock Incentive Plan and were based on achievement against the performance-based maximum restricted stock opportunity established in and for 2006. These awards were contingent on the same measures and performance goals that were used by the C&BC in determining payout under the 2006 annual cash incentive plan as described in our 2007 proxy statement. These performance goals included: core revenue growth (40%), EPS and operating income growth (30%), customer satisfaction (20%), and employee satisfaction (10%). The restricted stock awards, earned for 2006 performance, were granted after the conclusion of the fiscal year and upon approval by the C&BC at its February 22, 2007 meeting.

With the exception of Mr. Burke, these shares represent up to 100% of the 2006 maximum performance-based restricted stock opportunity as explained above in our “Compensation Discussion & Analysis” under “2007 Performance-based Restricted Stock Grant.” Mr. Burke’s award represents 83.4%, reflecting his performance against specified financial targets.

The February 23, 2007 restricted stock awards vest as follows: 20% on the first anniversary of the date of grant, an additional 30% on the second anniversary of the date of grant and the remaining 50% on the third anniversary of the date of grant.

If the named executive officer’s employment with D&B terminates for any reason prior to the first anniversary of the grant date or for any reason (excluding death, disability or retirement) after the first anniversary of the grant date, the named executive officer forfeits all rights to and interests in the unvested restricted shares. If a named executive officer is terminated due to retirement, death or disability on or after the first anniversary of the grant date, any unvested restricted shares become fully vested as of the termination date.

(5)	On January 29, 2007, the C&BC approved stock option grants to Ms. Mathew and Messrs. Alesio, Burke, Konidaris, and Vielehr under our Stock Incentive Plan. On February 22, 2007, the C&BC approved stock option grants to Ms. Mathew and Mr. Konidaris under our Stock Incentive Plan, contingent upon the Board of Directors approval of new leadership roles for Ms. Mathew and Mr. Konidaris at their meeting on February 23, 2007. All stock options are non-qualified, become exercisable in four equal installments commencing on the first anniversary of the date of grant, and have an expiration date of ten years from date of grant.

If a named executive officer’s employment terminates for any reason other than death, disability or retirement after the first anniversary of the date of grant or for any reason prior to the first anniversary of the date of grant, any exercisable option may only be exercised during the 30-day period following the date of termination. If a named executive officer’s employment is terminated for death or disability after the first anniversary of the date of grant, the option will immediately vest in full and may thereafter be exercised during the lesser of five years following the date of termination or the original expiration date. If a named executive officer retires after the first anniversary of the date of grant, unvested stock options will continue to vest and unexercised vested options may be exercised during the shorter of the remaining term of the options or five years after the date of termination.

(6)	Amounts shown represent the SFAS No.123R full value as of the 2007 date of grant of the restricted shares and stock options, adjusted by an estimate of forfeiture of 81.54% for stock options and 86.32% for restricted stock. For Mr. Alesio, the estimate of forfeiture was 84.84% for stock options and 92.96% for restricted stock given his age and years of service. As noted above, the grant of restricted stock on February 23, 2007 was for 2006 performance and the stock option grant on February 8, 2007 was part of the named executive officer’s 2007 equity-based compensation. For more information about our adoption of SFAS No. 123R and information on how we value stock-based awards (including all assumptions made in such valuation), refer to our Annual Report on Form 10-K for the fiscal year ending December 31, 2007, Notes to Consolidated Financial Statements, Note 11. Employee Stock Plans.
(7)	In accordance with our Stock Incentive Plan, all stock options have an exercise price equal to the mean of the high and low trading prices of our common stock on the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth a summary of all outstanding equity awards held by each of our named executive officers as of December 31, 2007:

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Steven W. Alesio	1/8/2001	140,000	0	23.9688	01/08/2011
	12/19/2001	128,200	0	36.1600	12/19/2011
	6/19/2002	46,800	0	34.6050	06/19/2012
	2/12/2003	65,000	32,500	34.1650	02/12/2013
	2/9/2004	62,662	20,888	53.3000	02/09/2014
	2/25/2005	52,200	52,200	60.5350	02/25/2015
	2/9/2006	18,825	56,475	71.2750	02/09/2016
	2/8/2007	0	68,100	88.0400	02/08/2017
	2/25/2005					13,021
	2/24/2006					25,588
	2/23/2007					25,005
							$5,638,109

Anastasios G. Konidaris	3/11/2005	8,300	8,300	61.9650	03/11/2015
	2/9/2006	2,400	7,200	71.2750	02/09/2016
	2/8/2007	0	9,100	88.0400	02/08/2017
	3/1/2007	0	2,500	88.3300	03/01/2017
	2/24/2006					2,239
	2/23/2007					3,179
							$480,197

Sara Mathew	8/20/2001	75,000	0	31.3550	08/20/2011
	12/19/2001	100,000	0	36.1600	12/19/2011
	2/12/2003	37,666	18,834	34.1650	02/12/2013
	2/9/2004	40,725	13,575	53.3000	02/09/2014
	2/25/2005	21,500	21,500	60.5350	02/25/2015
	2/9/2006	8,775	26,325	71.2750	02/09/2016
	2/8/2007	0	33,200	88.0400	02/08/2017
	3/1/2007	0	50,000	88.3300	03/01/2017
	2/25/2005					9,258
	2/24/2006					10,523
	2/23/2007					11,657
							$2,786,350

Byron C. Vielehr	8/2/2005	24,150	24,150	63.8700	08/02/2015
	2/9/2006	3,575	10,725	71.2750	02/09/2016
	2/8/2007	0	13,500	88.0400	02/08/2017
	2/24/2006					2,239
	8/8/2006					13,332
	2/23/2007					4,737
							$1,799,898

James P. Burke	2/12/2003	0	2,600	34.1650	02/12/2013
	2/9/2004	0	1,250	53.3000	02/09/2014
	6/1/2004	0	125	54.4850	05/31/2014
	2/25/2005	0	6,550	60.5350	02/25/2015
	2/9/2006	3,575	10,725	71.2750	02/09/2016
	2/8/2007	0	13,500	88.0400	02/08/2017
	2/25/2005					940
	2/24/2006					3,199
	8/8/2006					13,332
	2/23/2007					3,952
							$1,898,720

(1)

Stock options granted to the named executive officers prior to February 9, 2004 become exercisable in three equal annual installments commencing on the third anniversary of the date of grant. Stock options granted to the named executive officers on or after February 9, 2004 become exercisable in four equal annual installments commencing on the first anniversary of the date of grant. If employment terminates for any reason other than death, disability or retirement after the first anniversary of the date of grant or for any reason prior to the first anniversary of the date of grant, an exercisable option may only be exercised during the 30-day period following the date of termination. If employment is terminated for death or disability after the first anniversary of the date of grant, the option will immediately vest in full and may thereafter be exercised during the lesser of five years following the date of termination or the original expiration date. If a named executive officer retires after the first anniversary of the date of grant, unvested stock options will continue to vest and unexercised vested options may be exercised during the shorter of the remaining term of the options or five years after the date of such termination of service.

In the case of certain predefined events, as described in Mr. Alesio’s employment agreement as a termination from D&B “without cause” or for “good reason,” the vesting of his stock option grants dated 2003 and 2004 would have vested immediately. As of February 12, 2008, the options granted in 2003 and 2004 to Mr. Alesio were fully vested.

(2)	Grants of restricted shares vest 20% on the first anniversary of the grant date, 30% on the second anniversary of the grant date, and the remaining 50% on the third anniversary of the grant date. If the named executive officer’s employment with D&B terminates for any reason prior to the first anniversary of the grant date or for any reason (excluding death, disability or retirement) after the first anniversary of the grant date, the named executive officer forfeits all rights to and interests in the unvested restricted shares. If a named executive officer is terminated due to retirement, death or disability on or after the first anniversary of the grant date, any unvested shares become fully vested as of the termination date.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth the number of shares acquired and the value realized by the named executive officers upon the exercise of stock options and the vesting of restricted stock awards during the fiscal year ended December 31, 2007:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Steven W. Alesio	160,000	12,001,791	14,209	1,287,193
Anastasios G. Konidaris	0	0	559	50,639
Sara Mathew	0	0	8,185	741,479
Byron C. Vielehr	0	0	3,892	393,438
James P. Burke	22,075	966,433	4,696	466,273

PENSION BENEFITS TABLE

The following table sets forth a summary of the defined benefit pension benefits for each named executive officer as of December 31, 2007:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Steven W. Alesio	Supplemental Executive Benefit Plan	7.0	$5,874,154	$0
	Pension Benefit Equalization Plan	5.4	$435,690	$0
	Retirement Account	5.4	$68,247	$0

Anastasios G. Konidaris	Executive Retirement Plan	2.9	$236,204	$0
	Pension Benefit Equalization Plan	1.3	$5,719	$0
	Retirement Account	1.3	$12,568	$0

Sara Mathew	Supplemental Executive Benefit Plan	6.4	$2,153,922	$0
	Pension Benefit Equalization Plan	4.8	$160,883	$0
	Retirement Account	4.8	$59,539	$0

Byron C. Vielehr	Supplemental Executive Benefit Plan	2.5	$336,691	$0
	Pension Benefit Equalization Plan	0.9	$9,633	$0
	Retirement Account	0.9	$10,456	$0

James P. Burke	Supplemental Executive Benefit Plan	6.1	$687,517	$0
	Pension Benefit Equalization Plan	4.5	$45,297	$0
	Retirement Account	4.5	$34,304	$0

Our pension plans for executives are as follows:

•	A tax qualified cash balance pension plan, referred to as the Retirement Plan;

•	A non-qualified excess benefit plan, referred to as the Pension Benefit Equalization Plan, or PBEP; and

•	The Supplemental Executive Benefit Plan, or SEBP, and the Executive Retirement Plan, or ERP.

With the exception of the SEBP, years of credited service are counted starting one year after date of hire. Under the SEBP, years of credited service are counted as of the date of hire to ensure that the named executive officer can attain a competitive retirement benefit at normal retirement age. The following actuarial assumptions were used in the calculation of the benefits in the Pension Benefits Table. The present value of the accumulated benefit column reflects the value of the accrued pension benefit payable at normal retirement under each plan in which the executive participates as of December 31, 2007. Normal retirement is defined as age 65 in the Retirement Plan and PBEP. The SEBP does not define normal retirement so the values reflect payment at the first age at which unreduced benefits are payable from the plan or age 55. The interest rate as of December 31, 2007 was 6.37% and the mortality is based on the RP2000 Blended Combined Health mortality table. Present values at assumed retirement ages are discounted to each individual’s current age using an interest only discount with no mortality.

Normal forms of payment have been reflected for each plan unless the named executive officer has elected a lump sum in either the PBEP or SEBP. Messrs. Alesio and Vielehr have lump sum elections in effect for both the PBEP and SEBP. The interest rate used to value the lump sum at the assumed retirement age is 4.46% and the mortality assumption used to value the lump sum is the 1983 Group Annuity Mortality table per plan provisions.

Retirement Plan. The Retirement Plan was offered to all of our employees and participation was automatic after the completion of one year of service. Each year we contributed a percentage of a participant’s compensation to the Retirement Plan that increased based on the total of their age plus years of credited service. The contribution percentage ranged from 3% to 12.5%. Eligible compensation included base salary plus any overtime, commissions and cash bonus payments. A participant’s account under the Retirement Plan is also credited with interest each quarter based on the 30-year Treasury rate. A participant was 100% vested in the benefit upon completion of five years of service with D&B.

As a result of a review of our retirement program in 2007, the Retirement Plan was frozen for all of our employees effective July 1, 2007. At the same time and to offset the impact of the pension freeze on our employees, we delivered replacement benefits through an increase in our 401(k) company match from a 50% match on the first 6% of an employee’s contribution to a 100% match on the first 7% of an employee’s contribution per pay period. In addition, the accrued benefit for all non-vested participants active as of June 30, 2007 became 100% vested. We took these actions to mitigate the growth of our overall pension liability, to eliminate or mitigate the volatility associated with our pension liability and to continue to offer a benefits program that is competitive with the market average. As a result of the pension freeze, no additional benefits will accrue under the Retirement Plan, although existing balances will continue to receive interest, and the plan was closed to new participants.

The Retirement Plan’s normal retirement age is 65, although participants age 55 or older with at least ten years of service can elect to retire early. Upon termination of employment, a vested participant can elect immediately to receive 50% of his or her benefit as a lump sum or annuity, with the residual 50% being paid at age 55 or later. In addition, upon retirement, a participant can elect to receive 50% of his or her benefit as a lump sum and the remainder as an annuity or his or her entire benefit as an annuity. The single life annuity option provides the highest monthly dollar amount under the Retirement Plan. A participant can elect other annuity options that provide lower monthly dollar amounts because they are reduced to provide participants with an actuarial equivalent value.

Pension Benefit Equalization Plan. The PBEP was a non-qualified pension plan designed to provide pension benefits that participants would have received under the Retirement Plan except for annual compensation and benefit limitations under the Internal Revenue Code (for 2007, the annual compensation limit was $225,000). The objective of this plan is to provide a competitive retirement benefit to all employees regardless of limitations imposed by the Internal Revenue Code. All of our employees whose compensation exceeded the annual Internal Revenue Code limit in a plan year were eligible to participate. The benefit provisions in the PBEP were identical to the Retirement Plan provisions.

Effective July 1, 2007 the PBEP was frozen for all of our employees for the same reasons cited above with regard to the Retirement Plan. As a result of the freeze, no additional benefits will accrue under this plan, although existing balances will continue to receive interest, and the plan was closed to new participants.

Supplemental Executive Benefit Plan. The SEBP was a non-qualified unfunded pension plan. The SEBP was offered to key management employees designated by our Chief Executive Officer who are responsible for the management, growth or protection of our business. The SEBP was closed to new participants effective January 1, 2006 and was frozen as of July 1, 2007.

The SEBP provided an annual benefit equal to 4% of a participant’s average final compensation for each of the first 10 years of service and 2% of a participant’s average final compensation for service in excess of 10 years but not to exceed 20 years. The percentage benefit earned under the SEBP was 40% of the participant’s average final compensation for 10 years of service and the maximum percentage benefit earned under the SEBP was 60% of the participant’s average final compensation (for 20 or more years of service). Average final compensation was equal to the participant’s highest consecutive 60 months of compensation out of their last 120 months. A participant was 100% vested in the applicable benefit upon completion of 5 years of service with D&B.

The benefit payment from the SEBP is offset by any pension benefits earned in the Retirement Plan, PBEP or any other pension plan sponsored by D&B or one of its affiliates and the participant’s estimated Social

Security retirement benefit. Compensation used in determining the benefit includes base salary, cash bonus payments, commissions, bonus buyouts as a result of job changes and lump sum payments in lieu of merit increases. The normal form of benefit payment under the SEBP is a Straight Life Annuity for single participants and a fully subsidized joint and 50% survivor annuity for married participants. However, participants have the option to elect to receive a portion of their benefit as lump sum payment. The lump sum election is only valid if the participant remains employed by D&B for 12 consecutive calendar months following the date of their election. Lump sums are calculated using a discount rate equal to 85% of the average 15-year U.S. Treasury bond yield as of the close of business on the last business day of each of the three months immediately preceding the date the annuity value is determined and using the 1983 Group Annuity Mortality Table. Benefit payments under the SEBP begin on the later of attainment of age 55 or the first of the month following the date a participant retires. If a participant dies while actively employed, his or her spouse is entitled to receive 50% of the benefit that otherwise would have been payable to the participant at age 55. If a participant dies while receiving benefit payments, the surviving spouse receives a benefit equal to 50% of what the participant was receiving. In the event a participant becomes totally and permanently disabled, he or she will receive annual disability payments equal to 60% of his or her compensation offset by any other disability income the participant is receiving.

Executive Retirement Plan. The ERP is offered to our key management employees designated by our Chief Executive Officer who are responsible for the management, growth or protection of our business. The ERP provides an annual benefit equal to 4% of a participant’s average final compensation for the first 10 years of service to a maximum benefit percentage of 40% of the participant’s average final compensation. This benefit is reduced by 15% for vested participants who leave prior to age 55 or who were age 50 or over as of July 1, 2007. Average final compensation is equal to the participant’s highest consecutive 60 months of compensation out of their last 120 months. A participant is 100% vested in the applicable benefit upon completion of 5 years of participation in the plan.

The benefit payment from the ERP is offset by any pension benefits earned in the Retirement Plan, PBEP or any other pension plan sponsored by D&B or one of its affiliates and the participant’s estimated Social Security retirement benefit. Compensation used in determining the benefit includes base salary, cash bonus payments, commissions, bonus buyouts as a result of job changes and lump sum payments in lieu of merit increases. The normal form of benefit payment under the ERP is a Straight Life Annuity for single participants and a fully subsidized joint and 50% survivor annuity for married participants. However, participants have the option to elect to receive a portion of their benefit as lump sum payment. The lump sum election is only valid if the participant remains employed by D&B for 12 consecutive calendar months following the date of their election. Lump sums are calculated using a discount rate equal to 85% of the average 15-year U.S. Treasury bond yield as of the close of business on the last business day of each of the three months immediately preceding the date the annuity value is determined and using the 1983 Group Annuity Mortality Table. Benefit payments under the ERP begin the later of attainment of age 55 or the first of the month following the date a participant retires. If a participant dies while actively employed, his or her spouse is entitled to receive 50% of the benefit that otherwise would have been payable to the participant at age 55. If a participant dies while receiving benefit payments, the surviving spouse receives a benefit equal to 50% of what the participant was receiving. In the event a participant becomes totally and permanently disabled, he or she will receive annual disability payments equal to 60% of his or her compensation offset by any other disability income the participant is receiving.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

The following table sets forth a summary of the non-qualified deferred compensation benefits of each named executive officer as of December 31, 2007:

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($ )	Aggregate Balance at Last FY ($)
Steven W. Alesio	Key Employees’ Non-Qualified Deferred Compensation Plan	$809,500	$0	$198,042	$0	$2,537,044

	Profit Participation Benefit Equalization Plan	$0	$26,700	$866	$27,566	$0

Anastasios G. Konidaris	Key Employees’ Non-Qualified Deferred Compensation Plan	$0	$0	$0	$0	$0

	Profit Participation Benefit Equalization Plan	$0	$4,045	$131	$4,176	$0

Sara Mathew	Key Employees’ Non-Qualified Deferred Compensation Plan	$380,594	$0	$56,158	$0	$1,489,024

	Profit Participation Benefit Equalization Plan	$0	$22,980	$745	$23,725	$0

Byron C. Vielehr	Key Employees’ Non-Qualified Deferred Compensation Plan	$0	$0	$0	$0	$0

	Profit Participation Benefit Equalization Plan	$0	$6,525	$212	$6,737	$0

James P. Burke	Key Employees’ Non-Qualified Deferred Compensation Plan	$0	$0	$0	$0	$0

	Profit Participation Benefit Equalization Plan	$0	$10,325	$335	$10,660	$0

The Dun & Bradstreet Corporation Key Employees’ Non-qualified Deferred Compensation Plan, or NQDCP, is a voluntary plan which allows participants to defer, in 5% increments, up to 100% of their base salary and annual cash incentive payments. Participants may elect to enroll in the NQDCP each calendar year but once their elections are made they are irrevocable for the covered year. Participants can elect to invest their deferrals in the same investment funds that are offered in our 401(k) Plan. Participants can elect to transfer their balances among other funds on a daily basis subject to our Insider Trading Policy. All amounts deferred by our named executive officers in prior years have been reported in the Summary Compensation Table in our previously filed proxy statements in the year earned, provided the individual was a named executive officer for that year for purposes of the SEC’s executive compensation disclosure. The investment earnings they receive are based on the performance of their selected investment funds noted in the following table:

Investment Fund Option	2007 Annual Return
Fidelity Blue Chip Growth	11.83%
Fidelity Diversified International	16.03%
Fidelity Equity Income	1.40%
Fidelity Low Price Stock	3.16%
Stable Value Fund*	4.27%
PIMCO Total Return	9.07%
BGI Balanced Index	6.25%
BGI Mid and Small Cap Index	5.31%
BGI S&P 500 Index	5.57%
BGI International Equity Index	11.36%
BGI Lifepath Retirement	5.41%

Investment Fund Option	2007 Annual Return
BGI Lifepath 2010	5.28%
BGI Lifepath 2015	4.86%
BGI Lifepath 2020	4.45%
BGI Lifepath 2025	4.25%
BGI Lifepath 2030	4.04%
BGI Lifepath 2035	3.75%
BGI Lifepath 2040	3.45%
BGI Lifepath 2045	3.44%
Munder Mid Cap Core Growth	20.97%
Northern Small Cap Value	-8.71%
D&B Stock Fund	8.20%

*	The Stable Value Fund replaced the Special Fixed Income Fund effective October 1, 2007.

At the time the participant elects to enroll they must also indicate the timing of the distribution of their deferral. Participants may elect to receive their payments at a specified time period following their deferral (deferral must be for a minimum of three years) or upon their termination of employment. Distributions paid for a specified time period deferral are paid in a lump sum. Distributions paid upon termination can be paid in a lump sum, five annual installments or ten annual installments. In addition, lump sum payments are made in the event of a participant’s death or disability and upon a change in control of D&B.

Profit Participation Benefit Equalization Plan. The PPBEP was a non-qualified 401(k) Plan designed to provide 401(k) benefits that participants would have received under the Profit Participation Plan except for annual compensation limitations under the Internal Revenue Code. We provided this plan to ensure a competitive retirement benefit to all employees regardless of limitations imposed by the Internal Revenue Code. All employees whose compensation exceeded the annual Internal Revenue Code limit in a plan year were eligible to participate. This plan provided participants with the employer matching contributions they would have received if their participation was not restricted due to the limitation. In addition, these contributions were credited with interest computed as a factor equal to 50% of the annual return which the participant would have received if the participant’s contribution were invested 80% in the Special Fixed Income/Stable Value Fund and 20% in the BGI S&P 500 Index fund. The contributions plus the interest earned under this plan were paid out in March of the year following when the benefit was earned.

We continually review our compensation and benefit programs to evaluate their market competitiveness and to ensure their alignment with our pay for performance principle. Based on a recent review, we identified the PPBEP as inconsistent with market practice (only 40% of companies provide such a match as reflected in a recent Hewitt Associates benefits survey) and as having no pay for performance component. Therefore, upon recommendation from the Compensation & Benefits Committee, the Board approved elimination of the PPBEP effective January 1, 2008.

OVERVIEW OF EMPLOYMENT, CHANGE IN CONTROL

AND SEVERANCE ARRANGEMENTS

Employment Agreement with Steven W. Alesio

In connection with our CEO leadership plan, on December 31, 2004 we entered into an employment agreement with Mr. Alesio, as amended on June 29, 2007 and December 13, 2007. The terms of the agreement were established and approved by the C&BC, with input from our independent compensation consultant and external legal counsel. Pursuant to the agreement Mr. Alesio has served as our Chief Executive Officer since January 1, 2005 and as our Chairman of the Board since May 31, 2005.

The agreement, as amended, has a remaining three-year term ending on December 31, 2010 (subject to earlier termination as set forth therein). Mr. Alesio is entitled to a minimum annual base salary of $750,000 that may be increased by the Board of Directors as it deems appropriate. Mr. Alesio is also eligible to earn an annual cash incentive award based on the achievement of such goals and performance measures (including financial and employee satisfaction goals) as may be established by the C&BC from year to year. Mr. Alesio’s target annual cash incentive opportunity is 130% of his base salary and his maximum annual cash incentive award is 200% of his target annual cash incentive opportunity (i.e., 260% of his annual base salary).

Mr. Alesio is also entitled to annual equity-based awards at a level commensurate with his position at the discretion of the C&BC. The agreement also provides that Mr. Alesio is currently, and will remain, fully vested in his accrued benefit under the SEBP.

If we terminate Mr. Alesio’s employment without cause (cause is generally defined as a willful failure to perform his material duties or conviction of a felony) or Mr. Alesio terminates his employment for good reason (generally, an unfavorable change in employment status, a required relocation or a material willful breach of the agreement by D&B), he will be entitled to the following benefits:

•	subject to his execution of a release of claims, a lump sum payment equal to two times the sum of his annual base salary and his target annual cash incentive through the remainder of the term;

•	a lump sum payment equal to a pro rata portion of his target annual cash incentive for the year of the termination;

•	an enhanced benefit under our SEBP (computed based on continued employment and an annual target cash incentive for two years); and

•	continued medical and dental coverage for two years.

If Mr. Alesio terminates his employment for good reason, he will also be entitled to special pro rata accelerated vesting of the stock option awards granted to him before 2003. All equity awards granted to Mr. Alesio on or after 2005 are treated in accordance with the applicable grant agreement.

If Mr. Alesio dies or becomes disabled (as defined in the agreement), in addition to his base salary through the date of death or disability, Mr. Alesio or his estate will be entitled to a pro rata portion of his target annual cash incentive for the year of the death or disability, and immediate vesting of all stock options granted to him (except that options held for less than one year will be forfeited).

If we terminate Mr. Alesio’s employment after December 31, 2010 without cause or Mr. Alesio terminates his employment on or after such date for good reason, he will be entitled to the benefits under our Executive Transition Plan as if he incurred an “eligible termination” other than by reason of unsatisfactory performance. A description of our Executive Transition Plan is included below under “Severance Arrangements.”

Mr. Alesio has agreed to customary restrictive covenants, including a covenant not to compete with D&B during his employment and for one year after separation of his employment. In addition, Mr. Alesio signed a Detrimental Conduct Agreement that requires him to return a portion of the amounts received pursuant to any equity awards if, during his employment and for two years thereafter, Mr. Alesio engages in “detrimental conduct,” which includes working for a competitor, disclosing confidential D&B information and acting otherwise than in the interests of D&B.

Mr. Alesio will also be entitled to certain benefits under a change in control agreement he entered into with D&B and his change in control agreement was extended to coincide with the term of his employment agreement. If Mr. Alesio becomes entitled to similar payments or benefits under his change in control agreement and his employment agreement, he will receive the payments or benefits under the change in control agreement only to the extent such payments or benefits exceed those available under his employment agreement.

Amendment Number 1. Under the terms of Mr. Alesio’s original employment agreement dated December 31, 2004, we were not permitted to amend materially the SEBP as it applies to Mr. Alesio, except for amendments to maintain appropriate tax treatment or as required by applicable law. Such provision, for example, would have precluded freezing the SEBP and moving Mr. Alesio’s retirement benefit to the ERP, as described above in the “Supplemental Executive Benefit Plan” section. The original employment agreement, therefore, was amended effective June 29, 2007 to provide the company with the flexibility to amend the SEBP in certain limited ways and to have amendments previously approved by the Compensation & Benefits Committee apply to Mr. Alesio, but only where Mr. Alesio consents to such amendment(s) in writing. As discussed above under the supplemental executive benefits plan or SEBP, Mr. Alesio’s SEBP benefit was frozen as of July 1, 2007 and his retirement benefit was transitioned to the ERP.

Amendment Number 2. In connection with our desire to continue Mr. Alesio’s employment, we amended his employment agreement effective December 13, 2007. Such renewal included the terms and conditions of his original employment agreement, inclusive of Amendment Number 1 above, with the addition of the following amendments:

•	The original employment agreement, as amended, was scheduled to expire on December 31, 2007 and we extended the term for three years, through December 31, 2010;

•	We clarified that the amount of severance to be paid would be based on the base salary and the target annual cash incentive, in effect immediately prior to such termination;

•

The definition of “retirement” under The Dun & Bradstreet 2000 Stock Incentive Plan, or SIP, will continue to apply to all equity grants made to Mr. Alesio during the employment term even if such definition changes during that period. Under the SIP, termination of employment with the company after attaining age 55 and five years of service is treated as a “retirement.” If a named executive officer retires after the first anniversary of the date of grant, unvested stock options will continue to vest and unexercised options may be exercised during the shorter of the remaining term of the options or five years after the date of such termination of service. If a named executive officer is terminated due to retirement on or after the first anniversary of the grant date, any unvested shares of restricted stock become fully vested as of the termination date; and

•

A new provision was added in compliance with Section 409A of the Internal Revenue Code of 1986. Under this provision, any payments or benefits in connection with Mr. Alesio’s termination of employment that would otherwise be provided during the six-month period immediately following his termination will instead be provided six months and one day after Mr. Alesio’s separation from service.

We are not party to employment agreements with any other named executive officers.

Change in Control Agreements

Each of our named executive officers is a party to a change in control agreement that provides for certain benefits upon an actual or constructive termination of employment in connection with an actual or potential change in control of D&B.

If, following an actual or potential change in control, the named executive officer is terminated other than for cause or by reason of death, disability or normal retirement, or the named executive officer terminates his or her employment for good reason (generally, an unfavorable change in employment status, compensation or benefits or a required relocation), the named executive officer shall be entitled to receive:

•	a lump-sum payment equal to three times the sum of base salary and the annual target cash incentive then in effect;

•	a cash payment in lieu of outstanding stock options and shares of restricted stock held by the named executive officer;

•	continuation of welfare benefits and certain other benefits for three years;

•	retiree medical and life insurance benefits starting at age 55;

•	outplacement consulting in an amount equal to the lesser of 20% of the sum of the executive’s base salary plus the annual target cash incentive then in effect and $100,000;

•	immediate vesting of accrued benefits under the Supplemental Executive Benefit Plan or Executive Retirement Plan;

•	a prorated annual target cash incentive for the year in which the change in control occurs and a full target cash incentive for all other cash incentive plans in effect at the time of termination; and

•	payment of any excise taxes due in respect of the foregoing benefits.

Severance Arrangements

Executive Transition Plan. We have adopted an Executive Transition Plan, or ETP, that provides severance benefits for our CEO and other designated executives as determined by the C&BC in its sole discretion. The ETP currently provides for the payment of severance benefits if an eligible executive’s employment terminates by reason of a reduction in force, job elimination, unsatisfactory performance (not constituting cause, as defined in the ETP) or a mutually agreed-upon resignation. In the event of an eligible termination, the executive will be entitled to receive:

•	104 weeks of salary continuation (the salary continuation is payable at the times the executive’s salary would have been paid if employment had not terminated);

•

Unless the executive’s employment is terminated by D&B for unsatisfactory performance not constituting cause, the executive’s target annual cash incentive opportunity (in effect at the time of termination) will be paid each year in equal installments over the period of weeks of salary continuation;

•

In addition, during the two year salary continuation period the executive will receive continued medical, dental and life insurance benefits and will be entitled to outplacement in the manner generally provided to other executive officers;

•	Finally, except in the case of a termination by D&B for unsatisfactory performance not constituting cause, the executive also will receive:

•

A prorated portion of the actual cash incentive for the year of termination that would have been payable to the executive under the applicable annual cash incentive plan had his employment not been terminated;

•

Cash payments equal in value to a prorated portion of any “performance-based awards” under our stock incentive plan, provided that the executive was employed for at least half of the applicable performance period; and

•	Financial planning/counseling services during the salary continuation period to the same extent afforded immediately prior to the termination of employment.

Our CEO has the authority to reduce or increase the benefits otherwise payable to, or otherwise modify the terms and conditions applicable to, an eligible executive under the ETP (other than the CEO) and the C&BC has this discretion to make adjustments with respect to our CEO. Currently, no named executive officer is a participant in the ETP.

Career Transition Plan. Named executive officers who do not participate in the ETP are eligible for severance benefits under our Career Transition Plan, or CTP. Each of our named executive officers other than Mr. Alesio participates in the CTP; Mr. Alesio’s severance benefits are covered by his employment agreement as discussed above.

The CTP generally provides for the payment of benefits if an eligible executive’s employment terminates by reason of a reduction in force, job elimination, unsatisfactory performance (not constituting cause, as defined in the CTP) or a mutually agreed-upon resignation. The CTP does not apply to terminations of employment in connection with the sale of stock or assets, or an elimination or reduction of operations in connection with an outsourcing or merger (or other combination, spin-off, reorganization or other similar transaction) if an offer of employment at a comparable base salary is made to the employee by the surviving or acquiring entity.

In the event of an eligible termination, a named executive officer will be paid 40 to 52 weeks of base salary continuation at the rate in effect at the time of termination (half these number of weeks if the executive is terminated by D&B for unsatisfactory performance not constituting cause), payable at the times the executive’s salary would have been paid if employment had not terminated. For the named executive officers, all of whom earn base salaries in excess of $300,000, the number of weeks of base salary continuation is based on years of service with the company at the time of termination: less than five years, 40 weeks; more than five but less than ten years, 48 weeks; and more than ten years, 52 weeks. Previously, the salary continuation period was 52 weeks regardless of years of service.

In addition, the executive will receive continued medical and dental insurance benefits during the applicable salary continuation period and will be entitled to such outplacement services during the salary continuation period as are being provided by D&B. Should the executive obtain reemployment prior to the conclusion of the salary continuation period, only 50% of the remaining base salary continuation would be paid to the executive. Previously, 100% of the remaining base salary continuation would be paid to the executive. This change and the change in the salary continuation period were implemented in 2007 upon review of market practice.

Except in the case of a termination by D&B for unsatisfactory performance, the executive also will receive:

•

a prorated portion of the actual cash incentive for the year of termination that would have been payable to the executive under the annual cash incentive plan in which the executive is participating, provided that the executive was employed for at least six full months during the calendar year of termination;

•

cash payments equal in value to a prorated portion of any “performance-based awards” under our stock incentive plan, provided that the executive was employed for at least half of the applicable performance period; and

•	financial planning/counseling services during the salary continuation period to the same extent afforded immediately prior to termination of employment.

The CTP gives our chief executive officer the discretion to reduce or increase the benefits otherwise payable to, or otherwise modify the terms and conditions applicable to, an eligible executive under the CTP. Any severance benefits paid to a named executive officer above the amounts provided by the CTP require the approval of the C&BC.

Detrimental Conduct Program

We maintain a detrimental conduct program pursuant to which upon receipt of an equity-based award employees, including the named executive officers, are required to sign an agreement that requires employees to return a portion of the amounts received pursuant to such award if, during their employment and for one year thereafter (two years in the case of named executive officers), they engage in “detrimental conduct,” which includes working for a competitor, disclosing confidential D&B information and acting otherwise than in the interests of D&B.

Potential Post Employment Compensation Table

The following table summarizes the potential post-employment compensation that is or may become payable to our named executive officers pursuant to the plans and arrangements described above upon an actual or constructive termination of the named executive officer’s employment or a change in control of D&B. The information set forth in the following table is calculated using the assumptions listed below and the triggering events are defined in the applicable plans and agreements. The amounts shown represent summary estimates for the various components based on these assumptions and do not reflect any actual payments to be received by the named executive officers. The components that may be applicable in calculating the post employment compensation amount include:

•	Payments related to base salary and target cash bonus;

•	Payments related to vested and unvested stock options and outstanding restricted stock;

•	Payments related to retirement benefits such as the SEBP, ERP, and PBEP;

•	Value of health and welfare benefits; and

•	Value of other benefits such as outplacement and tax gross-up.

Triggering Event & Value ($)	Steven W. Alesio	Anastasios G. Konidaris	Sara Mathew	Byron C. Vielehr	James P. Burke
If Voluntary Termination	32,293,951	277,977	16,201,182	683,066	1,669,513
% Already Earned	100%	100%	100%	100%	100%
Forfeitures	10,632,950	832,548	5,387,249	2,592,481	2,466,880

If Termination is Due to Disability	52,864,326	2,968,626	24,767,032	6,412,093	5,814,806
% Already Earned	61%	9%	65%	11%	29%
Forfeitures	0	0	1,067,748	428,337	358,231

If Involuntary Termination without Cause or Quit for Good Reason	42,584,950	852,276	17,366,693	1,333,808	2,406,409
% Already Earned	76%	33%	93%	51%	69%
Forfeitures	8,124,900	832,548	5,387,249	2,592,481	2,466,880

If Involuntary Termination for Cause	26,419,797	465,477	14,327,260	870,566	1,320,624
% Already Earned	100%	60%	100%	78%	100%
Forfeitures	16,507,104	832,548	7,541,171	2,592,481	3,028,269

If Change in Control Termination Occurs	67,559,297	7,370,294	35,988,375	9,983,682	12,541,191
% Already Earned	48%	4%	45%	7%	13%
Forfeitures	0	0	0	0	0

The amounts in the above table represent the total value of the potential post-employment compensation and the percentages below each amount in the above table indicate how much of that total value has already been earned by the named executive officer (i.e., the value the named executive officer has already earned and would be entitled to in the event of a voluntary termination). The remainder is the incremental value due to the executive as a result of the specific triggering event. For example, the total value of Mr. Alesio’s potential post-employment compensation in the event of a termination due to disability is $52,864,326; 61% of that total or $32,293,951 has already been earned irrespective of the particular triggering event (e.g., value of vested stock options, entire value of defined contribution plan, and part of the value of defined benefit plans) and the remainder or 39%, $20,570,375, is the value due exclusively to the triggering event.

In addition, we have indicated the total value of compensation forfeited as a result of the triggering event. For example, Mr. Alesio would forfeit $10,632,950 in the event of a voluntary termination which includes forfeited restricted stock of $5,638,038 and forfeited unvested stock options valued at $4,994,912.

In calculating the amounts set forth in the above table, we have made the following assumptions:

1.	Date and Stock Price. The stock price assumed for all above triggering events was the 2007 year-end closing price of $88.63 on December 31, 2007.

2.	Severance. For all executives, we assumed the following severance payments are payable

•	Involuntary termination without cause:

•	Mr. Alesio: Two times his annual base salary plus target annual cash incentive

•	Other named executive officers: 52 weeks base salary

•	Involuntary termination for cause, such as unsatisfactory performance:

•	Mr. Alesio: No benefit

•	Other named executive officers: 26 weeks base salary

•	Change in control termination:

•	Three times annual base salary plus target annual cash incentive for all of the named executive officers

3.	Target Annual Cash Incentive

•	No benefit is provided for a voluntary termination or involuntary termination for cause.

•

In the event of a termination due to disability, no benefit is provided for the named executive officers, other than Mr. Alesio, who will receive one times his target annual cash incentive pro rated for the period served and factored by performance.

•

For an involuntary termination without cause, all of the named executive officers are provided with one times their target annual cash incentive prorated for the period served and factored by performance.

•

In the event of a termination of employment in connection with a change in control, all of the named executive officers are provided with one times their target annual cash incentive prorated for the period served in addition to the severance benefits noted above.

•	Assumption for period served in all of the above is full 12 months and performance factor assumption is 100%.

4.	Treatment of Unvested Outstanding Equity

•	Unvested stock options and restricted stock are generally forfeited in the event of either a voluntary or involuntary termination.

•

Generally, unvested stock options and restricted stock granted twelve months or more prior to a termination due to disability vest immediately and unvested equity granted within twelve months of termination due to disability are forfeited.

•	In the event of a change in control of D&B, all unvested stock options and restricted stock vest immediately.

5.	Factors Influencing Potential Post-employment Pension Benefit Payments

•

Voluntary Termination: A termination date of December 31, 2007 is assumed and all payments, except for a Retirement Plan lump sum payment will begin at age 55. Messrs. Konidaris and Vielehr are not vested in their SEBP and ERP pension benefits, so their respective pension benefit is zero in every triggering event other than a change in control and termination due to disability.

•

Termination Due to Disability: Assumption is made that each named executive officer would remain disabled until age 65. The values of the SEBP plan is increased to reflect the additional years of benefit accrual up to age 65. The SEBP also has a disability benefit which pays an annuity equal to 60% of their pre-disability income, less any disability plan benefit, for each year up through age 65.

•

Involuntary Termination without Cause or Resignation for Good Reason: Payments under the Retirement Plan, PBEP, and SEBP are the same as under voluntary termination with the exception of Mr. Alesio, who receives an enhanced SEBP benefit per his employment agreement.

•	Involuntary Termination for Cause: Payments under the Retirement Plan and PEBP are the same as under voluntary termination. Under the terms of the SEBP, no benefit is due.

•

Change in Control Termination: Retirement Plan benefit amount remains the same as under voluntary termination. SEBP or ERP benefits are greater since under the change in control provisions, 3 years of service are added to the calculation. In addition the PBEP, SEBP or ERP use a more favorable interest rate to calculate the lump sum payment. In addition, all benefits are paid as a lump sum and are made as soon as possible after the change in control versus age 55 in the other triggering events.

6.	Deferred Compensation. All of the triggering events include D&B’s contributions plus any earnings in the qualified defined contribution plan, (i.e., our 401(k) Plan).

7.	Excise Tax. The change in control triggering event includes any excise tax and gross-up paid to the Internal Revenue Service.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and certain of our officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These individuals are referred to as insiders. Insiders are required by SEC regulation to furnish D&B with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to D&B, we believe that during 2007 all Section 16(a) filing requirements applicable to our insiders were complied with, except for the following due to administrative oversight on the part of D&B: Form 4 filings for Messrs. Burke and Vielehr to report shares sold to satisfy tax withholding obligations on vesting restricted stock and a Form 4 filing for Mr. Quinlan to report his acquisition of phantom D&B stock units in connection with the reallocation of funds in his phantom stock unit retirement account.

OTHER MATTERS

We know of no matters, other than those referred to herein, which will be presented at the Annual Meeting. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the form of proxy will vote the proxies in accordance with their best judgment.

INFORMATION CONTAINED IN THIS PROXY STATEMENT

The information under the captions “Report of the Audit Committee” and “Report of the Compensation & Benefits Committee” does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other D&B filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate these reports by reference therein.

The information on our website is not, and shall not be deemed to be, a part of this proxy statement, or incorporated into any other filings we make with the SEC.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Shareholder proposals intended to be included in our proxy statement for the Annual Meeting of Shareholders in 2009 must be received by our Corporate Secretary no later than November 25, 2008. We will consider written proposals received by that date in accordance with regulations governing the solicitation of proxies.

Under our bylaws, shareholder proposals for the 2009 Annual Meeting of Shareholders that are not intended to be included in our proxy statement must be received by our Corporate Secretary between January 6, 2009 and February 5, 2009.

For a shareholder seeking to nominate a candidate for our Board of Directors, notice must be provided to our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708. The notice must describe various matters regarding the nominee, including name, age, business address and the nominee’s written consent to being named in the proxy statement and to serving as a director if elected. For a shareholder seeking to bring other business before a shareholder meeting, such notice must include a description of the proposed business, the text of the proposal, the reasons for conducting such business at the meeting, any material interest in such business of the proposing shareholder, and other specified matters. In each case, the notice must also include information regarding the proposing shareholder, including the name and address of such shareholder and class and number of shares owned by such shareholder.

Any shareholder desiring a copy of our bylaws will be furnished one without charge upon written request to our Corporate Secretary or may obtain a copy from the Corporate Governance information in the Investors section of our website (www.dnb.com). A copy of our bylaws is also filed as an exhibit to our Form 10 filed on June 27, 2000 and is available at the SEC website (www.sec.gov).

SCHEDULE I

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF REPORTED TOTAL AND CORE REVENUE

TO

TOTAL AND CORE REVENUE BEFORE THE EFFECT OF FOREIGN EXCHANGE

AND BEFORE THE IMPACT OF ACQUISITIONS

INCLUSIVE OF THE ITALIAN REAL ESTATE BUSINESS

	For The Year Ended December 31,
	2007	2006	Growth Rate
	($ in millions)
Total and Core Revenue (Reported)	$1,599.2	$1,474.9	8%

Add: Revenue From Discontinued Operations—Italian Real Estate Business	60.2	56.4	7%

Total and Core Revenue inclusive of the Italian Real Estate Business	$1,659.7	$1,531.3	8%

Less: Effect of Foreign Exchange			1%

Total and Core Revenue Before the Effect of Foreign Exchange			7%

Less: Acquisition Revenue			1%

Total and Core Revenue Before the Effect of Foreign Exchange and Before the Impact of Acquisitions inclusive of the Italian Real Estate Business (1)			6%

(1)	See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business” in our Form 10-K for the year ended December 31, 2007 for a discussion of our use of core revenue growth before the effects of foreign exchange and why management believes this measure provides useful information to investors.

SCHEDULE II

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF REPORTED EARNINGS PER SHARE

TO

EARNINGS PER SHARE BEFORE NON-CORE GAINS AND (CHARGES)

INCLUSIVE OF THE ITALIAN REAL ESTATE BUSINESS

	For The Year Ended December 31,
	2007	2006	Growth Rate
Diluted EPS (Reported)	$4.99	$3.70	35%

Impact of Non-Core Gains and (Charges):
Restructuring Costs related to our Financial Flexibility Programs	(0.26)	(0.26)
Gain associated with Huaxia / D&B China Joint Venture	0.05	—
Settlement of International payroll tax matter related to a divested entity	(0.01)	—
Net Gain (Loss) on Sale of Other Investments	0.01	—
Tax reserve true-up for the settlement of 1997-2002 tax years, primarily related to the “Amortization and Royalty Expenses Deductions/Royalty Income 1997-2002” transaction	0.52	—
Impact of revaluing the net deferred tax assets in the UK as a result of a UK Tax Law change, enacted in the third quarter of 2007, which reduces the general UK tax rate from 30% to 28%	(0.04)	—
Gain associated with Tokyo Shoko Research / D&B Japan Joint Venture	0.08	—
Charge/Increase in tax legacy reserve for “Royalty Expense Deductions 1993-1997”	—	(0.01)

Diluted EPS Before Non-Core Gains and (Charges) (1)	$4.64	$3.97	17%

(1)	See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business” in our Form 10-K for the year ended December 31, 2007 for a discussion of our use of EPS before non-core gains and (charges) and why management believes this measure provides useful information to investors.

SCHEDULE III

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF REPORTED OPERATING INCOME TO OPERATING INCOME

BEFORE NON-CORE GAINS AND (CHARGES)

INCLUSIVE OF THE ITALIAN REAL ESTATE BUSINESS

	For The Year Ended December 31,
	2007	2006	Growth Rate
	($ in millions)
Operating Income (Reported)	$425.6	$393.7	8%
Add: Operating Income from Discontinued Operations—Italian Real Estate Business	13.6	8.6

Operation Income inclusive of the Italian Real Estate Business	439.2	402.3
Impact of Non-Core Gains and (Charges):
Restructuring Costs Related to our Financial Flexibility Programs	(25.1)	(25.5)
Settlement of International payroll tax matter related to divested entity	(0.8)	—

Operating Income Before Non-Core Gains and (Charges) inclusive of the Italian Real Estate Business (1)	$465.1	$427.8	9%

(1)	See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business” in our Form 10-K for the year ended December 31, 2007 for a discussion of our use of operating income before non-core gains and (charges) and why management believes this measure provides useful information to investors.

Exhibit A

AUDIT COMMITTEE CHARTER

Amended and Restated November 2, 2007

Membership and Meetings

Membership

The Committee shall be comprised of no fewer than three members as appointed by the Board of Directors upon recommendation of the Board Affairs Committee. Each Committee member shall meet the independence, experience and other membership requirements of the New York Stock Exchange, of the Securities Exchange Act of 1934 (the “Exchange Act”) and the regulations of the Securities and Exchange Commission (“Commission”).

The Board Affairs Committee will recommend the Committee members and a Committee Chair from among such Committee members in accordance with the Company’s Corporate Governance Principles. Consideration will be given to staffing the Committee with at least one member who the Board has determined is an audit committee financial expert as defined by the Commission. No Committee member should serve on more than two other public company audit committees without the prior approval of the Board.

Each Committee member will serve at the pleasure of the Board for such term as the Board may decide or until such Committee member is no longer a Board member.

Meetings

The Committee shall meet in person or telephonically as often as it determines, but not less frequently than four times per year. Meetings of the Committee should be attended by representatives of the Company’s principal external auditors (“independent auditors”), the Chief Financial Officer, the Controller, the Leader of Internal Audit, the General Counsel and others as and when deemed appropriate by the Committee. The Committee shall meet privately with such persons or groups, whenever the Committee deems it appropriate.

The Committee Chair shall be responsible for calling the meetings of the Committee, establishing meeting agenda with input from management and supervising the conduct of the meetings. Any Committee member may submit items to be included on the agenda. Committee members may also raise subjects that are not on the agenda at any meeting.

A majority of the number of appointed Committee members will constitute a quorum for conducting business at a meeting of the Committee.

Purposes

The Committee will assist the Board in the oversight of (1) the integrity of the financial statements of the Company, (2) the independent auditors’ qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Committee shall also prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

Committee Authority and Responsibilities

Relationship with the Independent Auditors

The Committee has the sole authority to appoint or replace the independent auditors. Notwithstanding this authority, the Committee will continue its long standing practice of recommending that the Board ask

1

shareholders to ratify the Committee’s selection. If shareholders fail to so ratify, the Committee will consider that fact in its future selection of the independent auditors.

The Committee is directly responsible for the compensation and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or related work. The independent auditors will report directly to the Committee.

Other Responsibilities

The Committee, to the extent it deems necessary or appropriate, will:

Financial Statement and Disclosure Matters

1.	Meet to review and discuss with management and the independent auditors:

(a)	The annual audited financial statements (and related Form 10-K) and quarterly unaudited financial statements (and related Forms 10-Q), including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

(b)	Analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on financial statements.

(c)	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

(d)	The effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

2.	Review and discuss reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

(c)	Other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

3.	Discuss with management the Company’s earnings press releases (including any use of “pro-forma” or “adjusted non-GAAP information”), financial information and earnings guidance provided to analysts and rating agencies.

4.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

5.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any audit problems or difficulties encountered in the course of the audit work and management’s response thereto, any restrictions on the scope of activities or access to requested information, and any disagreements with management.

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6.	Review and discuss with the independent auditors and the Leader of Internal Audit, the adequacy of the Company’s internal accounting controls.

7.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

8.	Review with the independent auditors its opinion on the effectiveness of management’s assessment of internal controls over financial reporting and the independent auditors’ analysis of matters requiring modification to the CEO and CFO certifications in the Form 10-K and Form 10-Q.

Oversight of the Company’s Relationship with the Independent Auditors

9.	At least annually, review a report from the independent auditors describing:

(a)	the independent auditors’ internal quality-control procedures,

(b)	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,

(c)	any steps taken to deal with any such issues, and

(d)	all relationships between the independent auditors and the Company.

10.	Evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors’ independence. This review should also include an evaluation of the lead audit partner. The Committee shall present its conclusions with respect to the independent auditors and lead audit partner to the Board.

11.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

12.	Establish policies for the Company’s hiring of employees or former employees of the independent auditors who participated in the audit of the Company.

13.	As appropriate, seek to discuss with the national office of the independent auditors issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

14.	Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

15.	Discuss with the independent auditors the responsibilities of, and the budget and staffing for, the Company’s internal audit function.

16.	Review the appointment and replacement of the Leader of Internal Audit.

17.	Review and discuss with the Leader of Internal Audit, the Company’s internal system of audit and financial controls, internal audit plans and the periodic report of audit activities, examinations and results of internal audits.

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Compliance Oversight Responsibilities

18.	Periodically, meet in separate sessions with management, internal auditors and the independent auditors to discuss any matters that the Committee or the persons with whom they meet, believe should be discussed.

19.	Review (a) the status of the Company’s compliance with applicable laws and regulations, (b) major legislative and regulatory developments which could materially impact the Company, and (c) management’s efforts to monitor compliance with the Company’s code of conduct.

20.	Review and investigate any matters pertaining to the integrity of senior management, including conflicts of interest or adherence to standards of conduct as required by Company policy.

21.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.	Obtain from the independent auditors assurance that Section 10A (b) of the Exchange Act has not been implicated.

Corporate Cash Investment Policy

The Committee has the authority to approve any revisions to the Company’s Corporate Cash Investment Policy or similar policies with respect to the Company’s investments in cash, cash equivalents and other short-term investments.

Preapproval of Audit and Non-Audit Services

The Committee has the sole authority to preapprove all auditing services and permitted non-audit services to be performed by the independent auditors. The Committee may delegate this authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals are presented to the full Committee at its next scheduled meeting.

Resources of the Committee

The Committee has the authority to retain independent legal, accounting or other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of (1) compensation to the independent auditors, (2) compensation to any advisors employed by the Committee and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Reports to the Board

The Committee will make regular reports to the Board.

Charter Reviews

The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

Performance Assessment

The Committee will annually review the Audit Committee’s own performance.

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Limitation of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Audit Committee Report

The Committee, with the assistance of management and any outside advisors the Committee deems appropriate, shall prepare a report for inclusion in the Company’s proxy statement relating to the Company’s annual meeting of shareholders.

Public Disclosure

Consistent with New York Stock Exchange listing standards, this Charter will be included on the Company’s website and will be made available in print, free of charge, upon request sent to the Company’s Corporate Secretary. The Company’s annual proxy statement will state that this Charter is available on the Company’s website and will be made available in print, free of charge, upon request to the Company’s Corporate Secretary.

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YOU CAN VOTE BY INTERNET OR TELEPHONE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK
It’s fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help D&B reduce postage and proxy tabulation costs.
Decide with Confidence THE DUN & BRADSTREET CORPORATION

VOTE BY INTERNET - WWW.PROXYVOTE.COM

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

BROADRIDGE FINANCIAL SOLUTIONS, INC. ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

VOTE BY TELEPHONE - 1-800-690-6903 (U.S. and Canada)

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

VOTE BY MAIL - Mark, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope, or return it to D&B, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

¾	0000 0000 0000

NAME
DUN & BRADSTREET CORP	123,456,789,012.12345
DUN & BRADSTREET CORP	123,456,789,012.12345
DUN & BRADSTREET CORP	123,456,789,012.12345
DUN & BRADSTREET CORP	123,456,789,012.12345
DUN & BRADSTREET CORP	123,456,789,012.12345
DUN & BRADSTREET CORP	123,456,789,012.12345
DUN & BRADSTREET CORP	123,456,789,012.12345
DUN & BRADSTREET CORP	123,456,789,012.12345

		PAGE	2 OF	2
	☒
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:			DBCOR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE DUN & BRADSTREET CORPORATION
The Board of Directors recommends a vote FOR its nominees and FOR Proposal 2.	02	000000000000
Vote on Directors 1. Election of three Class II Directors. Nominees:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

(01) Steven W. Alesio
(02) Naomi O. Seligman	☐	☐	☐
(03) Michael J. Winkler

Vote on Proposal							For	Against	Abstain

2. Ratify appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.							☐	☐	☐

For address changes and/or comments, please check this box

and write them on the back where indicated.

Please sign exactly as name appears hereon. Joint owners should each sign.

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

		☐		BROADRIDGE FINANCIAL SOLUTIONS, INC. ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717
123,456,789,012 26483E100
Signature [PLEASE SIGN WITHIN BOX]	Date		P57381	Signature (Joint Owners)	Date	48

ADMISSION TICKET

THE DUN & BRADSTREET CORPORATION

Annual Meeting of Shareholders

May 6, 2008

8:00 a.m.

The Hilton Short Hills

41 John F. Kennedy Parkway

Short Hills, New Jersey

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Form 10-K and Annual Report Combo Document is available at www.proxyvote.com.

THE DUN & BRADSTREET CORPORATION
Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders to be held May 6, 2008

The undersigned hereby appoints Steven W. Alesio, Anastasios G. Konidaris and Jeffrey S. Hurwitz, or any of them, proxies with full power of substitution to represent and vote all the shares of Common Stock of The Dun & Bradstreet Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 6, 2008, and at any adjournment thereof. The undersigned directs the named proxies to vote as directed on the reverse side of this card on the specified proposals and in their discretion on any other business which may properly come before said meeting.

This card also constitutes voting instructions to the Trustee of The Dun & Bradstreet Corporation 401(k) Plan and Moody’s Corporation Profit Participation Plan to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of The Dun & Bradstreet Corporation held by the Trustee under such Plans, as described in the Proxy Statement.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The named proxies cannot vote unless you sign and return this card or follow the applicable Internet or telephone voting procedures.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

This proxy, when properly executed, will be voted as directed herein. If no direction is made, this proxy will be voted FOR the nominees listed and FOR the proposal.

Important Notice Regarding the Availability of Proxy Materials for The Dun & Bradstreet Corporation’s Annual Meeting of Shareholders to be held on May 6, 2008.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Notice and Proxy Statement / Form 10-K / Annual Report Combo Document is available for viewing on the internet at www.proxyvote.com

To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before April 16, 2008.

To request material: Internet: www.proxyvote.com Telephone: 1-800-579-1639 **Email: sendmaterial@proxyvote.com

**	If requesting material by e-mail please send a blank e-mail with the 12 Digit Control # (located on the following page) in the subject line.

Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

THE DUN & BRADSTREET CORPORATION
Vote By Internet
ADP C/O ADP 51 MERCEDES WAY EDGEWOOD, NY 11717

To vote now by Internet, go to WWW.PROXYVOTE.COM.

Use the Internet to transmit your voting instructions up to 11: 59 P.M. Eastern Time the day before the cut-off date or meeting date. Have this Notice in hand when you access the voting web site and follow the instructions.

Vote In Person
BROADRIDGE FINANCIAL SOLUTIONS, INC. ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD; NY 11717

Should you choose to vote these shares in person at the meeting, you must obtain a legal proxy from the bank, broker or other organization that is the record owner. To attend the shareholder meeting, please bring this Notice or other evidence of stock ownership as of the March 10, 2008 record date.

P55342-01S
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The Annual Meeting for shareholders of record as of March 10, 2008 will be held on May 6, 2008 at 8:00 A.M. Eastern Time at:

The Hilton Short Hills

41 John F. Kennedy Parkway

Short Hills, NJ 07078

P55342-01S
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Voting items

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITS NOMINEES.

1.	Election of three Class II Directors.
Nominees:
	01)	Steven W. Alesio
	02)	Naomi O. Seligman
	03)	Michael J. Winkler

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

2.	Ratify appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.

To transact such other business as may properly come before the meeting or any adjournment thereof.

¾	0000 0000 0110
BROADRIDGE		*****ACCOUNT
FINANCIAL SOLUTIONS, INC.		23,456,789,012.00000
ATTENTION:		LZ6 26483E100
TEST PRINT		P55342-01S
5I MERCEDES WAY		1
EDGEWOOD, NY		2
11717		3 OF 4

10 000000000110

Voting Instructions

IN ORDER FOR YOUR SECURITIES TO BE REPRESENTED AT THE MEETING, IT WILL BE NECESSARY FOR US TO HAVE YOUR SPECIFIC VOTING INSTRUCTIONS.

P55342-01S
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